                                                                    Exhibit 99.1

     LIMITED LIABILITY COMPANY INVESTMENT AND MEMBERSHIP PURCHASE AGREEMENT

         This Limited Liability Company Investment and Membership Purchase Agreement (the "Agreement") is made this 21st day of April, 1999, by and among COMMODORE APPLIED TECHNOLOGIES, INC., a Delaware corporation ("CXI"), GLOBAL ENERGY INVESTORS, LLC, a Delaware limited liability company ("GEI"), ROBERT C. McFARLANE, an individual resident of Washington, D.C. ("MR. MCFARLANE"), ROBERT
C. TRAYLOR, an individual resident of LaJolla, California ("MR. TRAYLOR"),SAMUEL
A. STERN, an individual resident of Washington, D.C. ("MR. STERN"), J. Roderick Heller, III, an individual resident of Washington, D.C. ("Mr. Heller"), William
E. Mayer, an individual resident of New York City, New York ("Mr. Mayer"), The Thornton Group, LLC, a New Jersey limited liability company which maintains its place of business in Arlington, Virginia ( "The Thornton Group"), David C. O'Keefe, an individual resident of Washington, D.C. ("Mr. O'Keefe"), and Hills Enterprises, LLC, a Delaware Limited Liability Company ("Hill Enterprises") (Mr. McFarlane, Mr. Traylor , Mr. Stern, Mr. Heller, Mr. Mayer, Thornton Group, Mr. O'Keefe Hills Enterprises and, if prior to the Initial Closing or the Subsequent Closing, Mr. Heller or Mr. Mayer own Membership Units in GEI, then also Mr. Mayer and/or Mr. Heller, are sometimes collectively referred to herein as "SELLERS" and individually as "SELLER").

                             BACKGROUND OF AGREEMENT

         A. CXI and GEI are parties to that certain Letter of Intent dated March 8, 1999, a copy of which is attached hereto as EXHIBIT A (the "LETTER OF INTENT").

         B. CXI desires to acquire a fifty percent (50%) interest in GEI in exchange for cash and preferred stock of CXI upon the terms and conditions hereinafter set forth; Sellers desire to sell such an interest to CXI upon such terms and conditions.

         C. The parties desire also to provide for the subsequent acquisition by CXI of the remaining equity interest in GEI upon the terms and conditions hereinafter set forth.

         D. The Sellers own all of the Membership Units of GEI.

         E. The parties desire to enter into this Agreement in order to memorialize the agreements reached and described in the Letter of Intent and in subsequent negotiations among the parties.

                             PROVISIONS OF AGREEMENT

         In consideration of the foregoing, the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

                                    ARTICLE I

                     DEFINITIONS AND RULES OF INTERPRETATION

         SECTION 1.1. The following terms have the meanings set forth in this
Section 1.1 or elsewhere in the provisions of this Agreement as indicated below:

         "1933 ACT" means the Securities Act of 1933, as amended.

         "AGREEMENT" means this Membership Purchase Agreement, as the same may be from time to time amended or modified.


         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, ET SEQ., or the regulations promulgated thereunder.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMON STOCK" means the common stock, par value $0.001 per share, of CXI.

         "CXI" is used as defined in the preamble to this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "FINANCING" means financing arranged by CXI through the issuance of additional securities of CXI and/or any newly created subsidiaries having terms and conditions acceptable to CXI and GEI in a single transaction or a series of substantially simultaneous transactions, the net proceeds of which are at least Ten Million Dollars ($10,000,000).

         "GEI" is used as defined in the preamble to this Agreement.

         "HAZARDOUS SUBSTANCES" means and includes the following: (A) any "Hazardous Substance," "Pollutant" or "Contaminant" as defined in CERCLA; (B) any hazardous waste as that term is defined in applicable state or local law;
(C) any substance containing petroleum, as that term is defined in Section 9001(8) of the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6991(8), or in 40 C.F.R. Section 280.1; or (D) any other substance for which any governmental entity with jurisdiction over the Leasehold Premises or the Owned Properties requires special handling in its generation, handling, use, collection, storage, treatment or disposal.

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

         "IMMIGRATION ACT" means the Immigration Reform and Control Act of 1986, as amended.

         "INITIAL CLOSING" is used as defined in Section 2.5 hereof.

         "INITIAL MEMBERSHIP UNITS" is used as defined in Section 2.1 hereof.

         "IRS" means the Internal Revenue Service.

         "LIENS" means all claims, liens, mortgages, pledges, security interests, assessments, restrictions, encumbrances or charges of any kind.

         "MATERIAL ADVERSE EFFECT", when used in this Agreement, means that the fact, event or occurrence being measured in reference to such standard, would have a material adverse effect on the business, properties, financial condition or results of operations of GEI or CXI as the context in which such term is used may require.

         "MEMBERSHIP UNITS" means the units of membership of GEI issued and outstanding on the date of this Agreement.

         "PERMITTED ENCUMBRANCES" means, collectively, (i) liens for taxes, and assessments and other governmental charges in the nature of taxes, not yet due and payable; (ii) liens in respect of taxes, assessments and other governmental charges being contested in good faith as disclosed on Schedule 3.7.1 or 3.7.2 or
4.7.1 or 4.7.2; (iii) mechanics', carriers', workmen's, repairmen's and other like liens arising or incurred in the ordinary course of business as to which either (A) any related liability or obligation is reflected in the Last Balance Sheet or is otherwise disclosed on any of the Schedules, or (B) the failure to disclose the related liability or obligation is not otherwise a breach of any representation or warranty of GEI in this Agreement; (iv) inchoate statutory liens that apply generally in favor of commercial landlords; (v) liens arising from actions or inaction of the landlords of the Leasehold Premises; (vi) Liens set forth on Schedule 3.7.2 or 4.7.2; and (vii) such imperfections of title, easements, covenants, rights-of-way, restrictions and encumbrances and zoning, building and other similar restrictions, if any, as do not interfere with the present use of such properties or otherwise impair business operations, as used or conducted on the date hereof.

         "PERSON" means any individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, organization, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.


         "PREFERRED STOCK" means CXI's Series E Convertible Preferred Stock, having the terms, preferences and conversion rights set forth in the Series E Designation.

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         "PROHIBITED TRANSACTION" means any transaction described in section 406 of ERISA that is not exempt by reason of section 408 of ERISA or the transitional rules set forth in section 414(c) of ERISA, and any transaction described in section 4975(c) of the Code that is not exempt by reason of section 4975(c)(2) or section 4975(d) of the Code or the transactional rules of section 2003(c) of ERISA.

         "RECEIVABLES" means all receivables of GEI and the Subsidiaries or CXI and its Subsidiaries, as the case may be, regardless of where set forth on the balance sheet, including all trade account receivables arising from sales or rental of inventory in the ordinary course of business, notes receivable, co-op receivables and insurance proceeds receivable.


         "RELEASE" has the meaning given it in CERCLA.

         "REMAINING MEMBERSHIP UNITS" is used as defined in Section 2.4 hereof.

         "SEC DOCUMENTS" is used as defined in Section 3.28 hereof.

         "SELLER" and "SELLERS" are used as defined in the preamble to this Agreement.

         "SERIES E DESIGNATION" means the designation of CXI's Series E Convertible Preferred Stock, the form of which is attached hereto as EXHIBIT "C".

         "SERIES E PREFERRED STOCK" means the Series E Convertible Preferred Stock of CXI the terms of which are set forth in the Series E Designation.

         "SOFTWARE" is used as defined in Section 3.21.1 and 4.21.1 hereof.

         "SUBSIDIARY" means any corporation, partnership, joint venture, association or other entity, wherever and however organized, in which the relevant Person owns directly or indirectly or has the right to acquire any capital stock, equity or beneficial interest, is a partner of, or otherwise controls management of, by having the right or ability to designate a majority of the directors or members of the governing body thereof, whether by agreement or otherwise.

         "TERMINATION DATE" is used as defined in Section 7.4 hereof.

         "TRANSACTIONS" means the transactions contemplated to occur pursuant to this Agreement.

         "UNDERGROUND STORAGE TANK" has the meaning given it in the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 ET SEQ.).

                      SECTION 1.2. RULES OF INTERPRETATION.

         (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

         (b) The singular includes the plural and the plural includes the singular.

         (c) A reference to any law, statute, code or regulation includes any amendment or modification to such law, statute, code or regulation.

         (d) A reference to any Person includes such Person's permitted successors and permitted assigns.

         (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

         (f) The words "include", "includes" and "including" are not limiting.

         (g) Reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated.

         (h) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

         (i) The term "generally accepted accounting principles" (i) when used herein, whether directly or indirectly through reference to a capitalized term used herein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board ("FASB") and its predecessors, in effect for the last day of any period for which financial statements for any Person have been prepared, and (B) to the extent consistent with such principles, the accounting practice of such Person reflected in its financial statements, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the FASB and its predecessors, as in effect from time to time and
(B) consistently applied with past financial statements of the Person adopting the same principles.


                                   ARTICLE II

                           THE TRANSACTIONS; CLOSINGS

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         SECTION 2.1. INITIAL PURCHASE OF MEMBERSHIP INTERESTS IN GEI; PURCHASE
PRICE. Subject to the terms and conditions hereof, at the Initial Closing, GEI shall sell and issue to CXI and CXI shall purchase from GEI 2,540.51 Membership Units in GEI or such other number of Membership Units (the "INITIAL MEMBERSHIP UNITS"), that represent at the time of the Initial Closing a fifty percent (50%) equity interest in GEI.

         In exchange for the Initial Membership Units, at the Initial Closing, CXI shall deliver to GEI (i) cash, in immediately available funds, in the amount of Two Million, Five Hundred Thousand and No/100 Dollars ($2,500,000.00) and
(ii) 50,000 shares of Series E Preferred Stock. In accordance with the provisions of Section 2.5 hereof, the shares of Common Stock issuable upon conversion of the Series E Preferred Stock shall be registered under applicable securities laws.

         SECTION 2.2. TERMS OF PREFERRED STOCK. Subject to the provisions of the Series E Designation, each share of the Series E Preferred Stock will have stated value of $100.00 per share, will be convertible into a number of shares of Common Stock equal to the quotient of the stated value of the Series E Preferred Stock and $0.50, and will bear no dividend nor accrue any interest.

         SECTION 2.3. SELLER'S OBLIGATION TO CONVERT SERIES E PREFERRED STOCK. GEI agrees to convert all shares of Series E Preferred Stock into Common Stock upon the earlier to occur of (i) March 31, 2001 or (ii) one business day following the occurrence of the Conversion Trigger. As used herein, the term "CONVERSION TRIGGER" shall have occurred if, following the Initial Closing, the closing price for a share of Common Stock, on the American Stock Exchange or such other exchange or market on which CXI's shares of Common Stock are traded, equals or exceeds $0.50 for each of twenty consecutive trading dates.

         SECTION 2.4. SUBSEQUENT PURCHASE OF MEMBERSHIP INTERESTS IN GEI; PURCHASE PRICE. Subject to the terms and conditions hereof, at the Subsequent Closing, Sellers shall sell to CXI and CXI shall purchase from Sellers all of the outstanding Membership Units in GEI (the "REMAINING MEMBERSHIP UNITS") at the time of the Subsequent Closing. In exchange for the Remaining Membership Units, at the Subsequent Closing, CXI shall deliver to Sellers and/or the holders of the Remaining Membership Units Twelve Million Five Hundred Thousand (12,500,000) shares of Common Stock, registered in such names and in such denominations as Sellers may request. In accordance with the provisions of
Section 2.5 hereof, such shares of Common Stock shall be registered under applicable securities laws. The parties agree that the value of each share of Common Stock so delivered shall be $1.00 per share. CXI shall be obligated to purchase and the Sellers to sell the Remaining Membership Units if and when, following the Initial Closing, the closing price for a share of Common Stock equals or exceeds $2.00 for each of twenty consecutive trading dates (the "SUBSEQUENT PURCHASE TRIGGER").

         SECTION 2.5. REGISTRATION. As soon as practicable following receipt by CXI of its audited financial statements for the fiscal year in which the Initial Closing occurs, or earlier at CXI's discretion, CXI shall register under applicable securities laws a number of shares of its Common Stock in an amount at least equal to (i) the number of shares of CXI's Common issuable upon conversion of all of the Series E Preferred Stock, plus (ii) the number of shares to be issued to the Sellers upon the Subsequent Closing,

        SECTION 2.6. TIMES AND PLACES OF THE CLOSINGS. Subject to and after the fulfillment or waiver of the conditions set forth in Articles V and VI:

                (i) the closing of the acquisition by CXI of the Initial Membership Units (the "INITIAL CLOSING") shall take place at the offices of CXI, 150 East 58th Street, 34th Floor, New York, New York 10155, at 10:00 a.m., Eastern Time, on the date specified by CXI in a written notice to GEI and the Sellers delivered to advise GEI and the Sellers that CXI has obtained the Financing (which date shall be not later than five (5) days following the date on which CXI obtains the proceeds of the Financing); and

                (ii) the closing of the acquisition by CXI of the Remaining Membership Units (the "Subsequent Closing") shall take place at the offices of GEI, 2121 K Street, N.W., Suite 830, Washington, D.C. 20037, at 10:00 a.m., Eastern Time, on the date specified by CXI in a written notice to GEI and the Sellers delivered to advise GEI and the Sellers that the Subsequent Purchase Trigger has occurred (which date shall be not later than thirty (30) days following the date on which the Subsequent Purchase Trigger occurred).

        SECTION 2.7. TERMINATION OF REMAINING MEMBERSHIP UNITS PURCHASE RIGHT. If, on or before three (3) years from the anniversary date of the Initial Closing, the Subsequent Purchase Trigger fails to obtain, then CXI's right to purchase the Remaining Membership Units shall automatically expire.

         SECTION 2.8. ANTI-DILUTION. If at any time between the Initial Closing and the Subsequent Closing, the holder of any warrant, conversion or option rights exercised such rights to acquire Membership Units in GEI, then GEI, for no additional consideration, shall immediately issue to CXI an equal number of Membership Units in GEI.

         SECTION 2.9. EXERCISE OF WARRANTS, OPTIONS AND RIGHTS TO GEI MEMBERSHIP UNITS. Whether or not the holders of the warrants, conversion or option rights to acquire Membership Units in GEI, who are identified on Schedule 3.3 hereof, exercise their rights under the warrants, options or letter agreements set forth in Schedule 3.3 hereof (the GEI Rights Holders"), the consideration for the Initial Membership Units, as set forth in Section 2.1 hereof, and the consideration for the Remaining Membership Units, as set forth in Section 2.4 hereof, shall not change or be increased. In the event that the GEI Rights Holders exercise any of the warrants, options or rights identified on Schedule
3.3 hereof, they and the other Sellers shall allocate among themselves the consideration for the Initial Membership Units set forth in Section 2.1 hereof and, as the case may be, the consideration for the Remaining Membership Units set forth in Section 2.4 hereof. The parties hereto, including the GEI Rights Holders, covenant and agree that any unexercised warrants, conversion or option rights to acquire Membership Units in GEI shall expire upon the consummation of the Subsequent Closing.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF GEI

         To induce CXI to enter into this Agreement and to consummate the Transactions, GEI and Sellers make the following representations and warranties, which representations and warranties shall survive the Closing

         SECTION 3.1.  SUBSIDIARIES, ORGANIZATION, POWER AND AUTHORITY.

                  SECTION 3.1.1. SUBSIDIARIES. Set forth on Schedule 3.1.1 are all Subsidiaries of GEI. GEI owns the percentage of capital stock or equity interest of each of the Subsidiaries set forth in Schedule 3.1.1 free and clear, except as set forth on Schedule 3.1.1, of all Liens and, except as set forth on
Schedule 3.1.1, does not own, of record or beneficially, any capital stock or equity interest or investment in any corporation, partnership, joint venture, association or other entity.

                  SECTION 3.1.2. GEI AND SUBSIDIARIES. GEI is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. GEI and each Subsidiary has all requisite power and authority to own or lease its properties and to carry on its business as it is now being conducted. GEI and each Subsidiary is duly qualified to transact business as a foreign limited liability company or other entity and is in good standing in each of the jurisdictions set forth on Schedule 3.1.2, which are all of the jurisdictions in which its business or property is such as to require that it be thus qualified, except for failures to be so qualified which would not, in the aggregate, have a Material Adverse Effect.

                  SECTION 3.1.3. SELLERS. Each of the Sellers owns the number of Membership Units of GEI set forth on Schedule 3.3, and all such Units are owned free and clear of all Liens. All persons holding warrants, conversion rights and options to acquire Membership Units of GEI, and the number of Membership Units subject to such warrants, conversion rights and options, are set forth on
Schedule 3.3.

         SECTION 3.2. DUE AUTHORIZATION; BINDING OBLIGATION; NO CONFLICTS; CONSENTS. GEI has full power, authority and capacity to enter into this Agreement and carry out its obligations hereunder. Each Seller has full power, authority and capacity to enter into this Agreement and to carry out his obligations hereunder. The execution, delivery and performance of this Agreement and all other agreements, instruments and documents contemplated to be delivered hereby and the consummation of the Transactions have been duly authorized by all necessary limited liability company action of GEI and by all necessary action of the Sellers. This Agreement has been duly executed and delivered by GEI and the Sellers and is a legal, valid and binding obligation of GEI and the Sellers, enforceable in accordance with its terms, subject to any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting generally the enforcement of creditors' rights and to principles of equity. The execution, delivery and performance of this Agreement by GEI and the Sellers do not, and the consummation of the Transactions will not, (i) contravene any provision of the Certificate of Formation or operating agreement of GEI, or of the certificate of incorporation or bylaws of any Subsidiary; (ii) violate or conflict with any federal, state or local law, statute, ordinance, rule, regulation or any decree, writ, injunction, judgment or order of any court or administrative or other governmental body or of any arbitration award which is either applicable to, binding upon or enforceable against GEI, any Subsidiary, the Sellers or the Membership Units; (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any mortgage, contract, agreement, lease, license, indenture, trust or other instrument which is either binding upon or enforceable against GEI, any Subsidiary, or the Sellers; (iv) result in or require the creation or imposition of any Liens upon or with respect to the Membership Units or property of GEI or any Subsidiary; or (v) require the consent, approval or authorization of, or the registration, recording, filing or qualification with, or notice to, or the taking of any other action in respect of, any governmental authority or any other person or entity.

        SECTION 3.3. CAPITAL STRUCTURE; OWNERSHIP. The authorized capital of GEI consists solely of 2540.51 Membership Units, of which 2,540.51 are issued and outstanding. Set forth on Schedule 3.3 is the name of each registered holder of any Membership Unit, the mailing address, taxpayer identification number and the number of units and the percentage of Membership Units owned by each such Person. Schedule 3.3 also sets forth the capital structure of each Subsidiary and the names and ownership interest of each owner of the Subsidiaries. Except as otherwise set forth in Schedule 3.3, no options, warrants, convertible debt or other rights to acquire any equity interest in GEI or any Subsidiary, whether upon exchange for or conversion of other securities or otherwise, (i) are outstanding or (ii) will be granted, and no Membership Units of GEI or shares of any Subsidiary will be issued between the date hereof and the Initial Closing. All of the outstanding Membership Units, and all of the outstanding shares of each Subsidiary, are duly authorized, validly issued, fully paid and non-assessable, and have been offered, issued, sold and delivered free of pre-emptive rights or rights of first refusal, Liens and in compliance with applicable federal and state securities laws. No stock appreciation rights, phantom shares, cash performance units or other similar rights have been issued by GEI or any of the Subsidiaries.

        SECTION 3.4. FINANCIAL STATEMENTS OF GEI. GEI previously has furnished to CXI the following financial statements, including the notes pertaining thereto (the "FINANCIAL STATEMENTS"):

(a) The unaudited consolidated balance sheets of GEI as of December 31, 1998 (the "Last Balance Sheet"), 1997 and 1996 and the related consolidated financial statements (including the related notes or notes payable) for each of the three years ended December 31, 1998, 1997 and 1996. There will be no adverse material change to the financial condition of GEI between the time period covered by the Last Balance Sheet and the execution date hereof.The Financial Statements present fairly in all material respects the financial position of GEI at each of the said balance sheet dates and the results of operations for each of the said periods covered, and they have been prepared in accordance with generally accepted accounting principles consistently applied. The books and records of GEI properly and accurately reflect all material transactions, properties, assets and liabilities of GEI.

         SECTION 3.5. LIABILITIES. Neither GEI nor any Subsidiary has any liability or obligation, either accrued, absolute, contingent or otherwise, except: (i) to the extent reflected in or taken into account in determining net worth in the Last Balance Sheet and not heretofore paid or discharged; (ii) to the extent specifically set forth in Schedule 3.5; or (iii) liabilities incurred since March 31, 1999 and related to the conduct of business activities of GEI and its Subsidiaries in the ordinary course during the period since that date.

         SECTION 3.6.  TAX MATTERS.

                  SECTION 3.6.1. GEI and the Subsidiaries have timely filed all tax returns and reports required to be filed by them, including all federal, state, local and foreign tax returns, and have paid in full or made adequate provision by the establishment of reserves for all taxes and other charges, including estimated taxes, that have become due. All tax returns and reports have been prepared in accordance with applicable laws and accurately reflect the taxable income (or other measure of tax) and tax liability of GEI and its Subsidiaries for the applicable period. There is no tax deficiency proposed or threatened against GEI or any Subsidiary. There are no tax liens upon any property or assets of GEI or any Subsidiary. GEI and its Subsidiaries have made all payments of estimated taxes when due in amounts sufficient to avoid the imposition of any penalty or established adequate reserves on their books in respect thereof to cover the amount of such estimated taxes, together with interest and penalties thereon. GEI has delivered to CXI true and complete copies of all federal and state tax returns filed by GEI and its Subsidiaries in the past three years.

                  SECTION 3.6.2. All taxes and other assessments and levies that GEI and its Subsidiaries were required by law to withhold or to collect have been duly withheld and collected and, to the extent due, have been paid over to the proper governmental entity. All such withholdings and collections and all other payments due in connection therewith as of the date of the Last Balance Sheet are duly reflected on the Last Balance Sheet.

                  SECTION 3.6.3. The federal income tax returns of GEI and its Subsidiaries that have been closed by applicable statute or examined by all applicable taxing authorities are set forth in Schedule 3.6. Except as set forth on Schedule 3.6, there are no outstanding agreements or waivers extending the statute of limitations applicable to any federal income tax returns of GEI or any Subsidiary for any period.

         SECTION 3.7.  REAL ESTATE.

                  SECTION 3.7.1. Neither GEI nor any Subsidiary owns real property or any interest therein except as set forth on Schedule 3.7.1 (collectively, the "OWNED PROPERTIES").

                  SECTION 3.7.2. Neither GEI nor any Subsidiary holds any leasehold interest in any real property except as set forth on Schedule 3.7.2 (collectively, the "LEASEHOLD PREMISES"). An accurate and complete copy of each lease agreement with respect to the properties described on Schedule 3.7.2 has been delivered to CXI prior to the date hereof (collectively, the "LEASES").
Schedule 3.7.2 also sets forth a description of the nature and amount of all Liens, other than Permitted Encumbrances, on GEI's and the Subsidiaries' interests in the Leasehold Premises. Except as set forth on Schedule 3.7.2, the Leases are in full force and effect, none of GEI or the Subsidiaries is in default or breach under any Lease and no event has occurred that, with the passage of time or the giving of notice or both, would cause a material breach of or default under any Lease. To the knowledge of GEI, there is no breach or anticipated breach of any Lease by any other party to such Lease.

                  SECTION 3.7.3. GEI and its Subsidiaries own the Owned Properties and have valid leasehold interests in the Leasehold Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever, except for Permitted Encumbrances.

                  SECTION 3.7.4. Except as set forth in Schedule 3.7.4, the portions of the buildings located on the Leasehold Premises that are used in GEI's or any Subsidiary's business and the buildings located on the Owned Properties are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy GEI's and its Subsidiaries' business activities as conducted thereat.

         SECTION 3.8.  GOOD TITLE TO AND CONDITION OF THE ASSETS.

                  SECTION 3.8.1. GEI and each Subsidiary has good and marketable title to all of its properties and assets, whether real, personal or mixed, tangible or intangible, wherever located (collectively, the "ASSETS"), free and clear of any Liens other than Permitted Encumbrances.

                  SECTION 3.8.2. The Fixed Assets of GEI and its Subsidiaries currently in use or necessary for its business are in good operating condition, normal wear and tear excepted.

                  SECTION 3.8.3. The inventory of GEI and its Subsidiaries (the "INVENTORY") consists of items of a quality and quantity usable and rentable or, as the case may be, salable or returnable in the ordinary course of GEI's and its Subsidiaries' businesses and at aggregate values not less than the aggregate values at which such items are carried on their books.

         SECTION 3.9. RECEIVABLES. The Receivables are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of GEI and the Subsidiaries. The Receivables reflected on the Last Balance Sheet, exclusive of customer accounts, are collectible in the full amount stated, net of any allowance for doubtful accounts.

         SECTION 3.10. PAYABLES. The Payables are valid and legally binding, representing bona fide transactions and arose in the ordinary course of business of GEI and the Subsidiaries.

         SECTION 3.11. LICENSES AND PERMITS. GEI and each of its Subsidiaries possess all licenses and required governmental or official approvals, permits or authorizations (collectively, the "PERMITS") material to the business and operation of each of the Owned Properties and each of the Leasehold Premises. All such Permits are valid and in full force and effect. GEI and its Subsidiaries are in compliance with their requirements, and no proceeding is pending or threatened to revoke or amend any of them. Except as indicated on
Schedule 3.10, none of the Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the Transactions.

         SECTION 3.12. Except for its interest in an existing or soon to be formed Brazilian company, S.J. Investors, Limitada, to which GEI intends to or has transferred its interests in the San Jeronimo power development project, GEI does not own or have any investment in any Subsidiaries.

         SECTION 3.13.  DOCUMENTS OF AND INFORMATION WITH RESPECT TO GEI.

                SECTION 3.13.1. Schedule 3.13.1. is an accurate and complete list of the following: (i) each loan, credit agreement, guaranty, security agreement or similar document or instrument to which GEI or any Subsidiary is a party or by which they are bound; (ii) any memoranda of understanding, letters of intent, joint ventures, power purchase agreements, contracts relating to GEI's four currently existing power developments in emerging foreign markets and all other similar material agreements, and (iii) all other material agreements to which GEI is a party. GEI has previously furnished CXI with an accurate and complete copy of each such agreement, contract or commitment listed in Schedule 3.12. There has not been any breach of or default in any obligation to be performed by GEI or any Subsidiary under any such instrument or, to the knowledge of GEI, in any obligation to be performed by any other party to such instrument. All of such instruments to which GEI or any Subsidiary is a party are valid, binding and enforceable against GEI or the particular Subsidiaries as the case may be and in full force and effect in accordance with their respective terms. None of such instruments will expire or be terminated or be subject to any modification of terms or conditions upon consummation of the Transactions.

                SECTION 3.13.2. GEI and its Subsidiaries carry insurance, which is substantially comparable in character and amount to that carried by other companies engaged in similar businesses, with reputable insurers, covering all of their assets, properties and businesses, and have provided all required performance or other surety bonds. As of the Closing Date, GEI shall have furnished CXI with an accurate and complete copy of each policy of insurance in force with respect to the assets and properties of GEI and its Subsidiaries and each of the performance or other surety bonds maintained by GEI and its Subsidiaries in the conduct of their businesses. All premiums and other payments which have become due under each such policy of insurance have been paid in full, all of such policies are in full force and effect and neither GEI nor any Subsidiary has received notice from any insurer, agent or broker of the cancellation of, or any increase in premium with respect to, any of such policies or bonds. Except as set forth on Schedule 3.12 and except for claims which would not, in the aggregate for the Combined Entities, be material to the business, properties, financial prospects, financial condition or results of operations of the Combined Entities, neither GEI nor any Subsidiary has received any notification from any insurer, agent or broker denying or disputing any claim made by GEI or any Subsidiary or denying or disputing any coverage for any such claim or the amount of any claim.

         SECTION 3.14. LITIGATION. Except as set forth on Schedule 3.14, there are no actions, suits, claims, governmental investigations or arbitration proceedings pending or threatened against or affecting GEI or any Subsidiary, the Membership Units, the Assets or the liabilities of GEI or any Subsidiary or that question the validity or enforceability of this Agreement or any action contemplated herein. There are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which GEI or any Subsidiary is or was a party or that affect the Membership Units, the Assets or the liabilities of GEI or any Subsidiary or any of the Transactions.

         SECTION 3.15. RECORDS. GEI's and its Subsidiaries' records included as part of the Assets are accurate and complete in all material respects and there are no material matters as to which appropriate entries have not been made in such records. A record of all action taken by the Sellers and the stockholders and boards of directors of the Subsidiaries and all minutes of their respective meetings are contained in the minute books of GEI and the Subsidiaries and are accurate and complete. The records books and equity ledgers of GEI and the Subsidiaries contain an accurate and complete record of all issuances, transfers and cancellations of Membership Units of GEI and shares of capital stock of the Subsidiaries.

         SECTION 3.16. NO MATERIAL ADVERSE CHANGE. Except for circumstances or conditions that affect generally and adversely businesses engaged in the development of power generation projects in foreign emerging markets since the date of the Last Balance Sheet, other than the Transactions, there has not been
(i) any change in the business or properties of GEI or any Subsidiary, or in the financial condition of GEI or any Subsidiary, other than changes occurring in the ordinary course of business that have not had a Material Adverse Effect; or
(ii) any threatened or prospective event or condition of any character whatsoever that could materially adversely affect the Membership Units or have a Material Adverse Effect.

         SECTION 3.17. ABSENCE OF CERTAIN ACTS OR EVENTS. Except as disclosed in
Schedule 3.16, since the date of the Last Balance Sheet, neither GEI nor any Subsidiary has (i) authorized or issued any Membership Units or other securities; (ii) declared or paid any dividend or made any other distribution of or with respect to its Membership Units or purchased or redeemed any of its Membership Units or other securities; (iii) paid any bonus in excess of $5,000 as to any one employee or $20,000 as to all employees in the aggregate or increased the rate of compensation of any of its salaried employees other than in the ordinary course of business consistent with past practice; (iv) sold or transferred any of its assets other than in the ordinary course of business; (v) as of the date of this Agreement, made or obligated itself to make capital expenditures aggregating more than $10,000 or, in any case, for use other than in its business as currently conducted; (vi) made any payment in respect of its liabilities other than scheduled payments of principal and/or interest, as set forth on Schedule 3.16, or otherwise than in the ordinary course of business;
(vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction, other than this Agreement, except in the ordinary course of business consistent with past practice; (viii) suffered any material theft; (ix) suffered any damage, destruction or casualty loss in excess of $25,000 that was not covered by insurance or in excess of $5,000 whether or not covered by insurance; (x) waived any right of material value; (xi) incurred any indebtedness (other than to trade creditors) (xii) made or adopted any change in its accounting practice or policies; (xiii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course during the period since January 1, 1995; (xiv) made any loan or advance other than advances to employees in the ordinary course of business not exceeding $5,000 as to all employees in the aggregate.

         SECTION 3.18.  COMPLIANCE WITH LAWS.

                SECTION 3.18.1. GEI and its Subsidiaries are in compliance with all laws, regulations and orders applicable to them, the Membership Units or the Assets (including the Code and ERISA), except with respect to failures to comply with domestic local laws, ordinances, rules or regulations relating to the operation of GEI's business, or maintenance of the Leasehold Premises or Owned Properties and that, if fully enforced, would not have a Material Adverse Effect. Except as set forth on Schedule 3.17, since its inception, neither GEI nor any Subsidiary has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, except with respect to failures to comply that, if repeated, would not have a Material Adverse Effect, and no proceeding with respect to any such violation is contemplated.

                SECTION 3.18.2. Neither GEI, any Subsidiary nor any employee of GEI or any Subsidiary has made, directly or indirectly, any payment of funds in connection with the business of GEI or any Subsidiary prohibited by law, including, without limitation the Foreign Corrupt Practices Act, and no funds have been set aside to be used in connection with the business of GEI or any Subsidiary for any payment prohibited by law.

                SECTION 3.18.3. GEI and each Subsidiary is and at all times has been in full compliance with the terms and provisions of the Immigration Act.

         SECTION 3.19.  ENVIRONMENTAL MATTERS.

                SECTION 3.19.1. Neither GEI nor any Subsidiary has (i) transported, stored, handled, treated or disposed, or allowed or arranged for any third parties to transport, store, handle, treat or dispose of, Hazardous Substances to or at any location other than a site lawfully permitted to receive such Hazardous Substances for such purposes, nor has any of them performed, arranged for or allowed by any method or procedure such transportation, storage, treatment or disposal in contravention of any laws or regulations or (ii) stored, handled, treated or disposed of, or allowed or arranged for any third parties to store, handle, treat or dispose of, Hazardous Substances upon property owned or leased by it, except as permitted by law.

                SECTION 3.19.2. There has not occurred, nor is there presently occurring, a Release of any Hazardous Substance on, into or beneath the surface of any parcel of the Owned Properties or Leasehold Premises for which GEI or any Subsidiary is responsible or potentially responsible.

                SECTION 3.19.3. Neither GEI nor any Subsidiary has shipped, transported or disposed of, or allowed or arranged, by contract, agreement or otherwise, for any third parties to ship, transport or dispose of, any Hazardous Substance to or at a site that, pursuant to CERCLA or any similar state law, (i) has been placed on the National Priorities List or its state equivalent; or (ii) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent. Except as set forth on Schedule 3.19.3, neither GEI nor any Subsidiary has received notice, nor does any of them have knowledge of any facts that could give rise to any notice, that GEI or any Subsidiary is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. Neither GEI nor any Subsidiary has submitted or was required to submit any notice pursuant to Section 103(c) of CERCLA with respect to the properties set forth on Schedules 3.7.1 or 3.7.2. Neither GEI nor any Subsidiary has received any written or oral request for information in connection with any federal or state environmental cleanup site. Neither GEI nor any Subsidiary has been required to or has undertaken any response or remedial actions or clean-up actions of any kind at the request of any federal, state or local governmental entity, or at the request of any other person or entity.

                SECTION 3.19.4. GEI and its Subsidiaries do not use, and have not used, any Underground Storage Tanks. There are not now nor have there ever been any Underground Storage Tanks on the Owned Properties or the Leasehold Premises.

                SECTION 3.19.5. There are no laws, regulations, ordinances, licenses, permits or orders relating to environmental or worker safety matters requiring any work, repairs, construction or capital expenditures with respect to the assets or properties of GEI or any Subsidiary. There are no violations of environmental law committed by GEI or any Subsidiary relating to (i) the Owned Properties or any property or parcel adjacent thereto, or (ii) GEI's or any Subsidiary's use of the Owned Properties or Leasehold Premises.

                SECTION 3.19.6. Schedule 3.19.6 identifies (i) all environmental audits, assessments or occupational health studies undertaken by GEI, its Subsidiaries or their agents or, to the knowledge of GEI, undertaken by governmental agencies relating to or affecting GEI, any Subsidiary or any of the Owned Properties or Leasehold Premises during the 36 months prior to the date hereof; (ii) the results of any groundwater, soil, air or asbestos monitoring undertaken by GEI, its Subsidiaries or their agents or, to the knowledge of GEI, undertaken by governmental agencies relating to or affecting GEI, any Subsidiary or any of the Owned Properties or Leasehold Premises; (iii) all written communications between GEI, its Subsidiaries or their respective representatives, on the one hand, and environmental agencies, on the other hand relating to matters that, if adversely determined, would have a Material Adverse Effect; and (iv) all citations issued under the Occupational Safety and Health Act (29 U.S.C. Sections 651 ET SEQ.) relating to or affecting GEI, any Subsidiary or any of the Owned Properties or Leasehold Premises.

                SECTION 3.19.7. Schedule 3.7.1 identifies, to the knowledge of GEI and the Sellers, all prior uses of the Owned Properties.

         SECTION 3.20. LABOR RELATIONS OF GEI. Except as set forth on Schedule 3.20, neither GEI nor any Subsidiary is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the last 24 months to organize any employees of GEI or any Subsidiary into one or more collective bargaining units. There is not pending or threatened any labor dispute, strike or work stoppage that affects or that may affect the business of GEI or any Subsidiary or that may interfere with the continued operation of their businesses. Except as set forth on Schedule 3.20, none of GEI, any Subsidiary, or any agent, representative or employee of GEI or any Subsidiary has within the last 24 months committed any unfair labor practice under the National Labor Relations Act, as amended, and there is not now pending or threatened any charge or complaint against GEI or any Subsidiary by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of GEI or any Subsidiary during the last 24 months. None of GEI or the Sellers is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with GEI or any Subsidiary.

         SECTION 3.21.  EMPLOYEE BENEFITS.

                SECTION 3.21.1. For each employee of GEI and its Subsidiaries with an annual salary, as of the date hereof, greater than $50,000, GEI has previously furnished CXI with an accurate and complete list setting forth (i) the name of each such employee, (ii) the current annual salary for each such employee, and (iii) the profit sharing, bonus or any other form of compensation paid or payable by GEI or its Subsidiaries to or for the benefit of each such person for the fiscal year ended December 31, 1998, and GEI has previously furnished CXI with accurate information as to the aggregate compensation paid (including any compensation paid in the form of profit sharing, bonus or other forms) to all employees of GEI during the fiscal year ended December 31, 1998. Except as set forth on Schedule 3.21.1, the employees of GEI and its Subsidiaries do not participate (and have not participated in the preceding five calendar years) in any "employee benefit plan", as defined in section 3(3) of ERISA, nor in any other retirement, profit-sharing, deferred compensation, bonus, stock option, stock purchase or similar plan, program or arrangement of GEI or any Subsidiary (any of the foregoing being hereinafter referred to as a "PLAN"). Each Plan that is intended to be a qualified plan under section 401(a) of the Code has been determined by the IRS to be qualified under section 401(a) of the Code, each trust related to any such Plan has been determined to be exempt from federal income tax under section 501(a) of the Code and no event has occurred or condition exists that is materially likely to adversely affect such determinations. With respect to all Plans (whether or not subject to ERISA and whether or not qualified under section 401(a) of the Code), all employer contributions (including any contributions to any trust account or payments due under any life insurance policy) previously declared or otherwise required by law or contract to have been made have been paid and all employer contributions (including any contributions to any trust account or payments due under any life insurance policy) accrued have been paid as required by law or contract. No Prohibited Transaction that has not been corrected has occurred with respect to any Plan.

                SECTION 3.21.2. None of GEI, any Subsidiary or any member of their "controlled group", as defined in section 4001(a)(14) of ERISA, has incurred any termination or withdrawal liability under Title IV of ERISA.

                SECTION 3.21.3. Neither GEI nor any Subsidiary has ever contributed to any "multiemployer plan," as defined in section 414(f) of the Code or section 3(37) of ERISA. No Plan has incurred any accumulated funding deficiency, as defined in section 412 of the Code and section 302 of ERISA.

                SECTION 3.21.4. None of GEI, any Subsidiary or any member of their "controlled group" has (i) failed to make a required installment under section 302(e) of ERISA or (ii) been required to provide security to any employee benefit plan or the Pension Benefit Guaranty Corporation under section 306 or 307 of ERISA.

                SECTION 3.21.5. There are no actions, suits or claims pending (other than routine claims for benefits) or overtly threatened against a Plan or the assets of any Plan.

                SECTION 3.21.6. No Plan that is an "employee welfare benefit plan," as defined in section 3(1) of ERISA, provides employer-paid benefits to retirees or former employees, except for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                SECTION 3.21.7. Except as set forth on Schedule 3.21.7, none of GEI or the Subsidiaries is obligated to pay any severance benefits to any employee whose employment may be terminated on or after December 31, 1998.

         SECTION 3.22.  COMPUTER PROGRAMS AND SOFTWARE; YEAR 2000 COMPLIANCE.

                SECTION 3.22.1. All computer programs and software necessary for the current operations of their respective businesses (the "SOFTWARE") is owned by GEI and its Subsidiaries or held under valid license agreements. Neither GEI nor any of the Subsidiaries has licensed anyone to use any of the Software and neither GEI nor any of the Subsidiaries has knowledge of any infringing use of the Software or claim of infringing use. The Software is sufficient for the conduct of the business of GEI and its Subsidiaries as now operated.

                  SECTION 3.22.2. GEI and its Subsidiaries have reviewed the areas within their business and operations, and have developed or are developing a program to ensure, on a timely basis, that the Software, if containing or calling on a calendar function including, without limitation, any function indexed to the CPU clock, and any function providing specific dates or days or calculating spans of dates or days will, (i) record, store, process, calculate, present and, where appropriate, insert time and accurate dates and calculations for calendar dates falling on or after (and, if applicable, spans of time including) January 1, 2000, (ii) record, store, process, calculate and present any information and/or data dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the Software records, stores, processes, calculates and presents calendar dates on or before December 31, 1999, and in such fashion as to respond to two-digit date input in a way that eliminates all ambiguities as to the century of concern, and treats the year 2000 as a leap-year and correctly and accurately regards and processes data and information with respect thereto, and (iii) lose no functionality with respect to the introduction of records, including but not limiting to back-up and archived information and/or data, containing dates falling on or after January 1, 2000. Based upon such review and program, GEI has no reason to believe that the "Year 2000 Problem" will have a Material Adverse Effect.

         SECTION 3.23. BROKERS. Except as set forth on Schedule 3.23, none of the Sellers, GEI or its Subsidiaries has paid or become obligated to pay any fee or commission of any broker, finder or intermediary for or on account of the Transactions.

         SECTION 3.24. INTELLECTUAL PROPERTY. Set forth on Schedule 3.24 is a list of all trade names, assumed names, service marks and trademarks, logos, patents, copyrights, rights and applications therefor and other intellectual property of GEI and its Subsidiaries and all registrations and filings thereof. Except as disclosed on Schedule 3.24, GEI and its Subsidiaries hold all intellectual properties they use in their businesses free and clear of all Liens and require no rights in such properties that they do not have to conduct their businesses as presently conducted. Except as disclosed on Schedule 3.24, no proceedings have been instituted or are pending or threatened or, to the knowledge of GEI and the Sellers, contemplated that challenge the validity of the ownership by GEI or any Subsidiary of any such intellectual property right. Except as disclosed in Schedule 3.24, neither GEI nor any Subsidiary has licensed anyone to use any such trademark or any technical know how or other proprietary rights of GEI or any Subsidiary and neither GEI nor the Sellers has knowledge of the infringing use of such proprietary rights by any other Person.

         SECTION 3.25. BUSINESS LOCATIONS. As of the date hereof, neither GEI nor any Subsidiary has any office or place of business other than as identified on Schedules 3.7.1 and 3.7.2. GEI's and each Subsidiary's principal place of business and their chief executive offices are indicated on Schedule 3.25, and all locations where GEI's and each Subsidiary's equipment, inventory, chattel paper and books and records are located as of the date hereof are fully identified on Schedules 3.7.1 and 3.7.2.

         SECTION 3.26. NAMES; PRIOR ACQUISITIONS. All names under which GEI and its Subsidiaries do business as of the date hereof are identified on Schedule
3.26. Except as set forth on Schedule 3.25, neither GEI nor any Subsidiary has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office within three years.

         SECTION 3.27. ACCURACY OF INFORMATION FURNISHED BY GEI. Neither any representation or warranty in this Article III contains, nor any certificate to be delivered pursuant to this Agreement, when taken together with such representations and warranties, shall contain when delivered, any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.28. SECURITIES REPRESENTATIONS. Each of the Sellers is an "Accredited Investor" as such term is defined in Regulation D promulgated under the 1933 Act. GEI and the Sellers have received an annual report to stockholders of CXI for the year ended December 31, 1997; an annual report of CXI on Form 10-K for the year ended December 31, 1997; quarterly reports of CXI on Form 10-Q for each of the quarters ended March 31, 1998, June 30, 1998 and September 30,1998; and reports on Form 8-K dated February 23, 1998, May 28, 1998, July 13, 1998, August 19, 1998 and September 17, 1998 . Such documents are referred to collectively as the "SEC DOCUMENTS."

         SECTION 3.29. FRANCHISING. Neither GEI nor any of the Subsidiaries is a franchisor in any franchising relationship or has any franchisees (as such terms are defined under federal laws, rules or regulations or the laws, rules or regulations of any state). If and to the extent any activities of GEI or any Subsidiary may have constituted the offering of a franchise, GEI and the Subsidiaries have fully complied with all applicable laws, rules and regulations with respect thereto, including any registration requirements of any state or other jurisdiction.


                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF CXI

         To induce GEI and the Sellers to enter into this Agreement and to consummate the Transactions, CXI makes the following representations and warranties, which representations and warranties shall survive the Closing:

         SECTION 4.1. ORGANIZATION, POWER AND AUTHORITY OF CXI. CXI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement and all other agreements, instruments and documents contemplated hereby and thereby and to perform its obligations hereunder and thereunder.

         SECTION 4.2. DUE AUTHORIZATION; BINDING OBLIGATION; NO CONFLICTS. Subject to approval by the board of directors of CXI, the execution, delivery and performance of this Agreement and all other agreements, instruments and documents contemplated hereby and the consummation of the Transactions have been duly authorized by all necessary corporate action of CXI. Subject to such approval, this Agreement has been duly executed and delivered by CXI and is a valid and binding obligation of CXI, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting generally the enforcement of creditors' rights and to principles of equity. Neither the execution and delivery of this Agreement nor the consummation of the Transactions will:
(i) contravene any provision of the certificate of incorporation or bylaws of CXI; (ii) violate or conflict with any federal, state or local law, statute, ordinance, rule, regulation or any decree, writ, injunction, judgment or order of any court or administrative or other governmental body or of any arbitration award which is either applicable to, binding upon or enforceable against CXI; or
(iii) require the consent, approval or authorization of, or the registration, recording, filing or qualification with, or notice to, or the taking of any other action in respect of, any governmental authority or any other person or entity (other than approval by the board of directors of CXI of the Transactions).

         SECTION 4.3 CAPITAL STRUCTURE; OWNERSHIP. The authorized capital of CXI, except for those securities contemplated by this Agreement, is described on
Schedule 4.3.

        SECTION 4.4. FINANCIAL STATEMENTS OF CXI. CXI previously has furnished to GEI the following financial statements, including the notes pertaining thereto (the "FINANCIAL STATEMENTS"):

                  (a) Audited Financial Statements in the SEC Documents;

                  (b) The draft consolidated balance sheet of CXI as of December 31, 1998 as set forth on Schedule 4.4 (the "LAST BALANCE SHEET") and the related consolidated statements of operations, cash flows and changes in stockholders' equity (including the notes thereto, if any) for the year ended December 31, 1998, which is are drafts only of the audited statements..

The Financial Statements present fairly in all material respects the financial position of CXI at each of the said balance sheet dates and the results of operations for each of the said periods covered, and they have been prepared in accordance with generally accepted accounting principles consistently applied. The books and records of CXI properly and accurately reflect all material transactions, properties, assets and liabilities of CXI. Except for the possibility that CXI's auditors may qualify CXI's financial statements for the period ending December 31, 1998 in the "going concern" opinion, there will be no adverse material change in CXI's financial condition between the time period covered by the Last Balance Sheet and the execution date hereof.

         SECTION 4.5. LIABILITIES. Neither CXI nor any Subsidiary has any liability or obligation, either accrued, absolute, contingent or otherwise, except: (i) to the extent reflected in or taken into account in determining net worth in the SEC Documents or the Last Balance Sheet and not heretofore paid or discharged; (ii) to the extent specifically set forth in Schedule 4.5; or (iii) liabilities incurred since March 31, 1999 and related to the conduct of business activities of CXI and its Subsidiaries in the ordinary course during the period since that date.

         SECTION 4.6.  TAX MATTERS.

                  SECTION 4.6.1. CXI and the Subsidiaries have timely filed all tax returns and reports required to be filed by them, including all federal, state, local and foreign tax returns, and have paid in full or made adequate provision by the establishment of reserves for all taxes and other charges, including estimated taxes, that have become due. All tax returns and reports have been prepared in accordance with applicable laws and accurately reflect the taxable income (or other measure of tax) and tax liability of CXI and its Subsidiaries for the applicable period. There is no tax deficiency proposed or threatened against CXI or any Subsidiary. There are no tax liens upon any property or assets of CXI or any Subsidiary. CXI and its Subsidiaries have made all payments of estimated taxes when due in amounts sufficient to avoid the imposition of any penalty or established adequate reserves on their books in respect thereof to cover the amount of such estimated taxes, together with interest and penalties thereon. CXI has delivered to GEI true and complete copies of all federal and state tax returns filed by CXI and its Subsidiaries in the past three years.

                  SECTION 4.6.2. All taxes and other assessments and levies that CXI and its Subsidiaries were required by law to withhold or to collect have been duly withheld and collected and, to the extent due, have been paid over to the proper governmental entity. All such withholdings and collections and all other payments due in connection therewith as of the date of the Last Balance Sheet are duly reflected on the Last Balance Sheet.

                  SECTION 4.6.3. The federal income tax returns of CXI and its Subsidiaries that have been closed by applicable statute or examined by all applicable taxing authorities are set forth in Schedule 4.6. Except as set forth on Schedule 4.6, there are no outstanding agreements or waivers extending the statute of limitations applicable to any federal income tax returns of CXI or any Subsidiary for any period.

         SECTION 4.7.  REAL ESTATE.

                  SECTION 4.7.1. Neither CXI nor any Subsidiary owns real property or any interest therein except as set forth on Schedule 4.7.1 (collectively, the "OWNED PROPERTIES").


                  SECTION 4.7.2. CXI and its Subsidiaries own the Owned Properties and have valid leasehold interests in the premises for which they are Lessees, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever, except for Permitted Encumbrances.

                  SECTION 4.7.3. Except as set forth in Schedule 4.7.3, the portions of the buildings located on the Leasehold Premises that are used in CXI's or any Subsidiary's business and the buildings located on the Owned Properties are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy CXI's and its Subsidiaries' business activities as conducted thereat.

         SECTION 4.8.  GOOD TITLE TO AND CONDITION OF THE ASSETS.

                  SECTION 4.8.1. CXI and each Subsidiary has good and marketable title to all of its properties and assets, whether real, personal or mixed, tangible or intangible, wherever located (collectively, the "Assets"), free and clear of any Liens other than Permitted Encumbrances.

                  SECTION 4.8.2. The Fixed Assets of CXI and its Subsidiaries currently in use or necessary for its business are in good operating condition, normal wear and tear excepted.

                  SECTION 4.8.3. The inventory of CXI and its Subsidiaries (the "INVENTORY") consists of items of a quality and quantity usable and rentable or, as the case may be, salable or returnable in the ordinary course of CXI's and its Subsidiaries' businesses and at aggregate values not less than the aggregate values at which such items are carried on their books.

         SECTION 4.9. RECEIVABLES. The Receivables are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of CXI and the Subsidiaries. The Receivables reflected on the SEC Documents, and the Last Balance Sheet exclusive of customer accounts, are collectible in the full amount stated, net of any allowance for doubtful accounts.

         SECTION 4.10. PAYABLES. The Payables are valid and legally binding, representing bona fide transactions and arose in the ordinary course of business of CXI and the Subsidiaries.

         SECTION 4.11. LICENSES AND PERMITS. CXI and each of its Subsidiaries possess all licenses and required governmental or official approvals, permits or authorizations (collectively, the "PERMITS") material to the business and operation of each of the Owned Properties and each of the Leasehold Premises. All such Permits are valid and in full force and effect. CXI and its Subsidiaries are in compliance with their requirements, and no proceeding is pending or threatened to revoke or amend any of them. Except as indicated on
Schedule 4.10, none of the Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the Transactions.

         SECTION 4.12.  [Omitted Intentionally].

         SECTION 4.13.  [Omitted Intentionally.]


                SECTION 4.13.1. The material agreements to which CXI and its subsidiaries are a party are contained in the SEC Documents or in other filings made with the SEC.

CXI has previously furnished GEI with an accurate and complete copy of each such agreement, contract or commitment. There has not been any breach of or default in any obligation to be performed by CXI or any Subsidiary under any such instrument or, to the knowledge of CXI, in any obligation to be performed by any other party to such instrument. All of such instruments to which CXI or any Subsidiary is a party are valid, binding and enforceable against CXI or the particular Subsidiaries as the case may be and in full force and effect in accordance with their respective terms. None of such instruments will expire or be terminated or be subject to any modification of terms or conditions upon consummation of the Transactions.

                SECTION 4.13.2. CXI and its Subsidiaries carry insurance, which is substantially comparable in character and amount to that carried by other companies engaged in similar businesses, with reputable insurers, covering all of their assets, properties and businesses, and have provided all required performance or other surety bonds. As of the Closing Date, CXI shall have furnished GEI with an accurate and complete copy of each policy of insurance in force with respect to the assets and properties of CXI and its Subsidiaries and each of the performance or other surety bonds maintained by CXI and its Subsidiaries in the conduct of their businesses. All premiums and other payments which have become due under each such policy of insurance have been paid in full, all of such policies are in full force and effect and neither CXI nor any Subsidiary has received notice from any insurer, agent or broker of the cancellation of, or any increase in premium with respect to, any of such policies or bonds. Except as set forth on Schedule 4.13 and except for claims which would not, in the aggregate for the Combined Entities, be material to the business, properties, financial prospects, financial condition or results of operations of the Combined Entities, neither CXI nor any Subsidiary has received any notification from any insurer, agent or broker denying or disputing any claim made by CXI or any Subsidiary or denying or disputing any coverage for any such claim or the amount of any claim.

         SECTION 4.14. LITIGATION. Except as set forth on Schedule 4.14, there are no actions, suits, claims, governmental investigations or arbitration proceedings pending or threatened against or affecting CXI or any Subsidiary, the Assets or the liabilities of CXI or any Subsidiary or that question the validity or enforceability of this Agreement or any action contemplated herein. There are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which CXI or any Subsidiary is or was a party or that affect the Assets or the liabilities of CXI or any Subsidiary or any of the Transactions.

         SECTION 4.15. RECORDS. CXI's and its Subsidiaries' records included as part of the Assets are accurate and complete in all material respects and there are no material matters as to which appropriate entries have not been made in such records. A record of all action taken by the Sellers and the stockholders and boards of directors of the Subsidiaries and all minutes of their respective meetings are contained in the minute books of CXI and the Subsidiaries and are accurate and complete. The records books and equity ledgers of CXI and the Subsidiaries contain an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of CXI and of the Subsidiaries.

         SECTION 4.16. NO MATERIAL ADVERSE CHANGE. Except for (i) circumstances or conditions that affect generally and adversely businesses engaged in the type engaged in by CXI and its Subsidiaries and (ii) the possibility that CXI's auditors may qualify CXI's financial statement for the period ending December 31, 1998, with a "going concern" limitation, since the date of the Last Balance Sheet, other than the Transactions, there has not been (a) any change in the business or properties of CXI or any Subsidiary, or in the financial condition of CXI or any Subsidiary, other than changes occurring in the ordinary course of business that have not had a Material Adverse Effect; or (b) any threatened or prospective event or condition of any character whatsoever that could materially adversely affect or have a Material Adverse Effect on CXI or its Subsidiaries.

         SECTION 4.17. ABSENCE OF CERTAIN ACTS OR EVENTS. Except as disclosed in
Schedule 4.17 and except for transfers to CXI's wholly-owned subsidiary, Commodore Applied Technologies, Inc. ("CASI") to adjust CASI's net worth in order to maintain compliance with covenants in a line of credit facility, since the date of the Last Balance Sheet, neither CXI nor any Subsidiary has (i) authorized or issued any Common Stock or other securities; (ii) declared or paid any dividend or made any other distribution of or with respect to its Common Stock or purchased or redeemed any of its Common Stock or other securities;
(iii) paid any bonus in excess of $5,000 as to any one employee or $20,000 as to all employees in the aggregate or increased the rate of compensation of any of its salaried employees other than in the ordinary course of business consistent with past practice; (iv) sold or transferred any of its assets other than in the ordinary course of business; (v) as of the date of this Agreement, made or obligated itself to make capital expenditures aggregating more than $10,000 or, in any case, for use other than in its business as currently conducted; (vi) made any payment in respect of its liabilities other than scheduled payments of principal and/or interest, as set forth on Schedule 4.17, or otherwise than in the ordinary course of business; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction, other than this Agreement, except in the ordinary course of business consistent with past practice; (viii) suffered any material theft; (ix) suffered any damage, destruction or casualty loss in excess of $25,000 that was not covered by insurance or in excess of $5,000 whether or not covered by insurance; (x) waived any right of material value; (xi) incurred any indebtedness (other than to trade creditors) (xii) made or adopted any change in its accounting practice or policies; (xiii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course during the period since January 1, 1995; (xiv) made any loan or advance other than advances to employees in the ordinary course of business not exceeding $5,000 as to all employees in the aggregate.

         SECTION 4.18.  COMPLIANCE WITH LAWS.

                SECTION 4.18.1. CXI and its Subsidiaries are in compliance with all laws, regulations and orders applicable to them, or the Assets (including the Code and ERISA), except with respect to failures to comply with domestic local laws, ordinances, rules or regulations relating to the operation of CXI's business, or maintenance of the Leasehold Premises or Owned Properties and that, if fully enforced, would not have a Material Adverse Effect. Except as set forth on Schedule4.18, since its inception, neither CXI nor any Subsidiary has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, except with respect to failures to comply that, if repeated, would not have a Material Adverse Effect, and no proceeding with respect to any such violation is contemplated.

                SECTION 4.18.2. Neither CXI, any Subsidiary nor any employee of CXI or any Subsidiary has made, directly or indirectly, any payment of funds in connection with the business of CXI or any Subsidiary prohibited by law, including, without limitation the Foreign Corrupt Practices Act, and no funds have been set aside to be used in connection with the business of CXI or any Subsidiary for any payment prohibited by law.

                SECTION 4.18.3. CXI and each Subsidiary is and at all times has been in full compliance with the terms and provisions of the Immigration Act.

         SECTION 4.19.  ENVIRONMENTAL MATTERS.

                SECTION 4.19.1. Neither CXI nor any Subsidiary has (i) transported, stored, handled, treated or disposed, or allowed or arranged for any third parties to transport, store, handle, treat or dispose of, Hazardous Substances to or at any location other than a site lawfully permitted to receive such Hazardous Substances for such purposes, nor has any of them performed, arranged for or allowed by any method or procedure such transportation, storage, treatment or disposal in contravention of any laws or regulations or (ii) stored, handled, treated or disposed of, or allowed or arranged for any third parties to store, handle, treat or dispose of, Hazardous Substances upon property owned or leased by it, except as permitted by law.

                SECTION 4.19.2. There has not occurred, nor is there presently occurring, a Release of any Hazardous Substance on, into or beneath the surface of any parcel of the Owned Properties or Leasehold Premises for which CXI or any Subsidiary is responsible or potentially responsible.

                SECTION 4.19.3. Neither CXI nor any Subsidiary has shipped, transported or disposed of, or allowed or arranged, by contract, agreement or otherwise, for any third parties to ship, transport or dispose of, any Hazardous Substance to or at a site that, pursuant to CERCLA or any similar state law, (i) has been placed on the National Priorities List or its state equivalent; or (ii) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent. Except as set forth on Schedule 4.19.3, neither CXI nor any Subsidiary has received notice, nor does any of them have knowledge of any facts that could give rise to any notice, that CXI or any Subsidiary is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. Neither CXI nor any Subsidiary has submitted or was required to submit any notice pursuant to Section 103(c) of CERCLA with respect to the properties set forth on Schedules 4.7.1 or 4.7.2. Neither CXI nor any Subsidiary has received any written or oral request for information in connection with any federal or state environmental cleanup site. Neither CXI nor any Subsidiary has been required to or has undertaken any response or remedial actions or clean-up actions of any kind at the request of any federal, state or local governmental entity, or at the request of any other person or entity.

                SECTION 4.19.4. CXI and its Subsidiaries do not use, and have not used, any Underground Storage Tanks. There are not now nor have there ever been any Underground Storage Tanks on the Owned Properties or the Leasehold Premises.

                SECTION 4.19.5. There are no laws, regulations, ordinances, licenses, permits or orders relating to environmental or worker safety matters requiring any work, repairs, construction or capital expenditures with respect to the assets or properties of CXI or any Subsidiary. There are no violations of environmental law committed by CXI or any Subsidiary relating to (i) the Owned Properties or any property or parcel adjacent thereto, or (ii) CXI's or any Subsidiary's use of the Owned Properties or Leasehold Premises.

                SECTION 4.19.6. Schedule 4.19.6 identifies (i) all environmental audits, assessments or occupational health studies undertaken by CXI, its Subsidiaries or their agents or, to the knowledge of CXI, undertaken by governmental agencies relating to or affecting CXI, any Subsidiary or any of the Owned Properties or Leasehold Premises during the 36 months prior to the date hereof; (ii) the results of any groundwater, soil, air or asbestos monitoring undertaken by CXI, its Subsidiaries or their agents or, to the knowledge of CXI, undertaken by governmental agencies relating to or affecting CXI, any Subsidiary or any of the Owned Properties or Leasehold Premises; (iii) all written communications between CXI, its Subsidiaries or their respective representatives, on the one hand, and environmental agencies, on the other hand relating to matters that, if adversely determined, would have a Material Adverse Effect; and (iv) all citations issued under the Occupational Safety and Health Act (29 U.S.C. Sections 651 ET SEQ.) relating to or affecting CXI, any Subsidiary or any of the Owned Properties or Leasehold Premises.

                SECTION 4.19.7. Schedule 4.7.1 identifies, to the knowledge of CXI and the Sellers, all prior uses of the Owned Properties.

         SECTION 4.20. LABOR RELATIONS OF CXI. Except as set forth on Schedule
3.20 neither CXI nor any Subsidiary is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the last 24 months to organize any employees of CXI or any

Subsidiary into one or more collective bargaining units. There is not pending or threatened any labor dispute, strike or work stoppage that affects or that may affect the business of CXI or any Subsidiary or that may interfere with the continued operation of their businesses. Except as set forth on Schedule 4.20, none of CXI, any Subsidiary, or any agent, representative or employee of CXI or any Subsidiary has within the last 24 months committed any unfair labor practice under the National Labor Relations Act, as amended, and there is not now pending or threatened any charge or complaint against CXI or any Subsidiary by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of CXI or any Subsidiary during the last 24 months. None of CXI or the Sellers is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with CXI or any Subsidiary.

         SECTION 4.21.  EMPLOYEE BENEFITS.

                SECTION 4.21.1. For each employee of CXI and its Subsidiaries with an annual salary, as of the date hereof, greater than $50,000, CXI has previously furnished GEI with an accurate and complete list setting forth (i) the name of each such employee, (ii) the current annual salary for each such employee, and (iii) the profit sharing, bonus or any other form of compensation paid or payable by CXI or its Subsidiaries to or for the benefit of each such person for the fiscal year ended December 31, 1998, and CXI has previously furnished GEI with accurate information as to the aggregate compensation paid (including any compensation paid in the form of profit sharing, bonus or other forms) to all employees of CXI during the fiscal year ended December 31, 1998. Except as set forth on Schedule 4.21.1, the employees of CXI and its Subsidiaries do not participate (and have not participated in the preceding five calendar years) in any "employee benefit plan", as defined in section 3(3) of ERISA, nor in any other retirement, profit-sharing, deferred compensation, bonus, stock option, stock purchase or similar plan, program or arrangement of CXI or any Subsidiary (any of the foregoing being hereinafter referred to as a "PLAN"). Each Plan that is intended to be a qualified plan under section 401(a) of the Code has been determined by the IRS to be qualified under section 401(a) of the Code, each trust related to any such Plan has been determined to be exempt from federal income tax under section 501(a) of the Code and no event has occurred or condition exists that is materially likely to adversely affect such determinations. With respect to all Plans (whether or not subject to ERISA and whether or not qualified under section 401(a) of the Code), all employer contributions (including any contributions to any trust account or payments due under any life insurance policy) previously declared or otherwise required by law or contract to have been made have been paid and all employer contributions (including any contributions to any trust account or payments due under any life insurance policy) accrued have been paid as required by law or contract. No Prohibited Transaction that has not been corrected has occurred with respect to any Plan.

                SECTION 4.21.2. None of CXI, any Subsidiary or any member of their "controlled group", as defined in section 4001(a)(14) of ERISA, has incurred any termination or withdrawal liability under Title IV of ERISA.

                SECTION 4.21.3. Neither CXI nor any Subsidiary has ever contributed to any "multiemployer plan," as defined in section 414(f) of the Code or section 3(37) of ERISA. No Plan has incurred any accumulated funding deficiency, as defined in section 412 of the Code and section 302 of ERISA.

                SECTION 4.21.4. None of CXI, any Subsidiary or any member of their "controlled group" has (i) failed to make a required installment under section 302(e) of ERISA or (ii) been required to provide security to any employee benefit plan or the Pension Benefit Guaranty Corporation under section 306 or 307 of ERISA.

                SECTION 4.21.5. There are no actions, suits or claims pending (other than routine claims for benefits) or overtly threatened against a Plan or the assets of any Plan.

                SECTION 4.21.6. No Plan that is an "employee welfare benefit plan," as defined in section 3(1) of ERISA, provides employer-paid benefits to retirees or former employees, except for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                SECTION 4.21.7. Except as set forth on Schedule 4.21.7, none of CXI or the Subsidiaries is obligated to pay any severance benefits to any employee whose employment may be terminated on or after December 31, 1998.

         SECTION 4.22.  COMPUTER PROGRAMS AND SOFTWARE; YEAR 2000 COMPLIANCE.

                SECTION 4.22.1. All computer programs and software necessary for the current operations of their respective businesses (the "SOFTWARE") is owned by CXI and its Subsidiaries or held under valid license agreements. Neither CXI nor any of the Subsidiaries has licensed anyone to use any of the Software and neither CXI nor any of the Subsidiaries has knowledge of any infringing use of the Software or claim of infringing use. The Software is sufficient for the conduct of the business of CXI and its Subsidiaries as now operated.

                  SECTION 4.22.2. CXI and its Subsidiaries have reviewed the areas within their business and operations, and have developed or are developing a program to ensure, on a timely basis, that the Software, if containing or calling on a calendar function including, without limitation, any function indexed to the CPU clock, and any function providing specific dates or days or calculating spans of dates or days will, (i) record, store, process, calculate, present and, where appropriate, insert time and accurate dates and calculations for calendar dates falling on or after (and, if applicable, spans of time including) January 1, 2000, (ii) record, store, process, calculate and present any information and/or data dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the Software records, stores, processes, calculates and presents calendar dates on or before December 31, 1999, and in such fashion as to respond to two-digit date input in a way that eliminates all ambiguities as to the century of concern, and treats the year 2000 as a leap-year and correctly and accurately regards and processes data and information with respect thereto, and
(iii) lose no functionality with respect to the introduction of records, including but not limiting to back-up and archived information and/or data, containing dates falling on or after January 1, 2000. Based upon such review and program, CXI has no reason to believe that the "Year 2000 Problem" will have a Material Adverse Effect.

         SECTION 4.23. BROKERS. Except as set forth on Schedule 4.23, none of the Sellers, CXI or its Subsidiaries has paid or become obligated to pay any fee or commission of any broker, finder or intermediary for or on account of the Transactions.

         SECTION 4.24.  [OMITTED INTENTIONALLY]

         SECTION 4.25. BUSINESS LOCATIONS. As of the date hereof, neither CXI nor any Subsidiary has any office or place of business other than as identified on Schedules 3.7.1 and 3.7.2. CXI's and each Subsidiary's principal place of business and their chief executive offices are indicated on Schedule 4.25, and all locations where CXI's and each Subsidiary's equipment, inventory, chattel paper and books and records are located as of the date hereof are fully identified on Schedules 4.7.1 and 4.7.2.

         SECTION 4.26. NAMES; PRIOR ACQUISITIONS. All names under which CXI and its Subsidiaries do business as of the date hereof are identified on Schedule
4.26. Except as set forth on Schedule 4.26, neither CXI nor any Subsidiary has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office within three years.

         SECTION 4.27. ACCURACY OF INFORMATION FURNISHED BY CXI. Neither any representation or warranty in this Article IV contains, nor any certificate to be delivered pursuant to this Agreement, when taken together with such representations and warranties, shall contain when delivered, any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein, in light of the circumstances under which they were made, not misleading.


         SECTION 4.28. FRANCHISING. Neither CXI nor any of the Subsidiaries is a franchisor in any franchising relationship or has any franchisees (as such terms are defined under federal laws, rules or regulations or the laws, rules or regulations of any state). If and to the extent any activities of CXI or any Subsidiary may have constituted the offering of a franchise, CXI and the Subsidiaries have fully complied with all applicable laws, rules and regulations with respect thereto, including any registration requirements of any state or other jurisdiction.

                                    ARTICLE V

                             CONDITIONS TO CLOSINGS

         In addition to any conditions set forth in Section 2.4 hereof, the obligation of CXI to proceed to consummate the Transactions shall be subject to the fulfillment at or prior to the Initial Closing Date or the Subsequent Closing Date, as the case may be, of each of the following conditions:

         SECTION 5.1. FINANCING. CXI shall have obtained the proceeds of the Financing on or before August 31, 1999.

         SECTION 5.2. ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of GEI and the Sellers contained in this Agreement shall have been true and correct at and as of the date hereof, and they shall be true and correct at and as of the Initial Closing Date or the Subsequent Closing Date, as the case may be, with the same force and effect as though made at and as of that time. GEI and the Sellers shall have performed and complied in all material respects, and as to the covenants set forth in Section 7.2 in all respects, with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. GEI shall have delivered to CXI a certificate, dated the Initial Closing Date or the Subsequent Closing Date, as the case may be, and signed by its President, certifying that such representations and warranties were true and correct at and as of the date hereof, and are true and correct at and as of the Initial Closing Date or the Subsequent Closing Date, as the case may be, with the same force and effect as though made at and as of that time, and that all such obligations have been thus performed and complied with.

         SECTION 5.3. NO MATERIAL ADVERSE CHANGES OR DESTRUCTION OF PROPERTY. Between the date hereof and the Initial Closing Date or the Subsequent Closing Date, as the case may be, (i) there shall have been no material adverse change in the condition, financial or otherwise, of GEI and the Subsidiaries, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of GEI and the Subsidiaries, and (iii) none of the properties and assets of GEI or the Subsidiaries shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause, regardless of insurance coverage for such damage, that may have a Material Adverse Effect; and there shall have been delivered to CXI a certificate to that effect, dated the Initial Closing Date or the Subsequent Closing Date, as the case may be, and signed on behalf of GEI by its President.

         SECTION 5.4. NO ADVERSE LITIGATION. No action, suit, investigation or proceeding shall have been instituted by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Transactions or any other transaction contemplated hereby, or which might affect the right of GEI and the Subsidiaries to own the Assets, and that, in the reasonable judgment of CXI, makes it inadvisable to proceed with the Transactions.

         SECTION 5.5. CONSENT OF BOARD OF DIRECTORS. The board of directors of CXI shall have approved the Transactions.

         SECTION 5.6. CORPORATE ACTION. GEI and the Sellers shall have taken all limited liability company action necessary to effect the Transactions, and GEI shall have furnished CXI with certified copies of resolutions duly adopted by GEI's members, in form and substance satisfactory to counsel for CXI, in connection with the foregoing.

         SECTION 5.7. CORPORATE CERTIFICATES. GEI and the Sellers shall have delivered to CXI (a) true, correct and complete copies of the certificate of organization and operating agreement of GEI and the correlative documents of each Subsidiary, as in effect immediately prior to the Initial Closing or the Subsequent Closing and (b) a certificate of good standing of GEI and each Subsidiary issued by the appropriate officer of each state in which GEI and such Subsidiaries are formed and each state in which GEI and such Subsidiaries are qualified to do business, in each case dated as of a reasonably recent date.

         SECTION 5.8. CONTRACT AND LEASE CONSENTS. GEI or its Subsidiaries, as the case may be, shall have received consents to the Transactions and waivers of rights to terminate or modify any material rights or obligations of GEI or its Subsidiaries, as the case may be, from any person from whom such consent or waiver is required under any material instrument or agreement, or who, as a result of the Transactions, would have such rights to terminate or modify such instruments or agreements, either by the terms of any contract or agreement, or as a matter of law.

         SECTION 5.9 SECURITIES LAWS. CXI shall have received all necessary consents and approvals from the American Stock Exchange, permits and otherwise complied with any state Blue Sky, securities, tender offer or take-over laws applicable to the issuance of shares of Series E Preferred Stock or Common Stock in connection with the Merger. CXI agrees to use its best efforts promptly to accomplish the foregoing.

         SECTION 5.10. OPINIONS OF COUNSEL. GEI and the Sellers shall have delivered to CXI opinions, dated the Initial Closing Date or the Subsequent Closing Date, as the case may be, and in form reasonably acceptable to CXI, from Hills & Stern, outside counsel for GEI and the Sellers (or such other counsel reasonably acceptable to CXI), as to the matters that have been agreed with counsel for CXI as of the date hereof.

        SECTION 5.11. REVISIONS TO GEI LLC AGREEMENT. The Members of GEI shall have amended the GEI Limited Liability Company Agreement (or corresponding operating agreement) effective upon the Initial Closing to contain such provisions as shall be reasonably acceptable to CXI. Without in any way intending to limit the generality of the forgoing, the GEI Limited Liability Agreement shall be amended to require, that for a period of three years from the conversion of the Series E preferred Stock into CXI Common Stock, a supermajority of at least 66 2/3 percent of the voting rights of Membership units will be necessary to authorize the sale of GEI's CXI Common Stock.

                                   ARTICLE VI

                CONDITIONS TO OBLIGATIONS OF GEI AND THE SELLERS

         The obligations of GEI and the Sellers to consummate the Transactions shall be subject to the fulfillment at or prior to the Initial Closing Date or the Subsequent Closing Date, as the case may be, of the following conditions:

         SECTION 6.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of CXI contained in this Agreement shall have been true and correct at and as of the date hereof, and they shall be true and correct at and as of the Initial Closing Date or the Subsequent Closing Date, as the case may be, with the same force and effect as though made at and as of that time. CXI shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Initial Closing Date or the Subsequent Closing Date, as the case may be. CXI shall have delivered to GEI a certificate, dated as of the Initial Closing Date or the Subsequent Closing Date, as the case may be, and signed by one of its senior officers, certifying that such representations and warranties were true and correct at and as of the date hereof, and are true and correct at and as of the Initial Closing Date or the Subsequent Closing Date, as the case may be, with the same force and effect as though made at and as of that time, and that all such obligations have been thus performed and complied with.

         SECTION 6.2. ACTION. GEI and the Sellers shall have taken all action necessary to effect the Transactions.

         SECTION 6.3. OPINIONS OF COUNSEL. CXI shall have delivered to the Sellers opinions, dated the Initial Closing Date or the Subsequent Closing Date and in form reasonably acceptable to the Sellers, from Sable, Pusateri, Rosen, Gordon & Adams, LLC, and/or Greenberg Traurig, counsel for CXI, as to the matters which have been agreed with counsel for GEI and the Sellers as of the date hereof.

         SECTION 6.4. NO MATERIAL ADVERSE CHANGES OR DESTRUCTION OF PROPERTY. Between the date hereof and the Initial Closing Date or the Subsequent Closing Date, as the case may be and except for the possibility that CXI's auditors may qualify CXI's financial statement for the period ending December 31, 1998, with a "going concern" limitation,, (i) there shall have been no material adverse change in the condition, financial or otherwise, of CXI and the Subsidiaries,
(ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of CXI and the Subsidiaries, and (iii) none of the properties and assets of CXI or the Subsidiaries shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause, regardless of insurance coverage for such damage, that may have a Material Adverse Effect; and there shall have been delivered to GEI a certificate to that effect, dated the Initial Closing Date or the Subsequent Closing Date, as the case may be, and signed on behalf of CXI by its President.

         SECTION 6.5. CORPORATE ACTION. CXI shall have taken all action necessary to effect the Transactions, and CXI shall have furnished GEI with certified copies of resolutions duly adopted by CXI's members, in form and substance satisfactory to counsel for GEI, in connection with the foregoing.


                                   ARTICLE VII

                              PRE-CLOSING COVENANTS

         SECTION 7.1. BEST EFFORTS--GEI AND SELLERs. GEI and the Sellers will use their best efforts to cause to be satisfied as soon as practicable and prior to the Initial Closing Date or the Subsequent Closing Date, as the case may be, all of the conditions set forth in Article VI (including assisting CXI to obtain the Financing) to the obligation of CXI to proceed with the Transactions.

         SECTION 7.1.1. Without in any way intending to limit the generality of
Section 7.1 above, Mr. McFarlane and Mr. Traylor will use their individual best efforts and will expend a reasonable amount of their personal time to assist CXI in obtaining the Financing.

         SECTION 7.2. CONDUCT OF BUSINESS PENDING THE CLOSING. From and after the execution and delivery of this Agreement and until the Initial Closing Date or the Subsequent Closing Date, as the case may be, except as otherwise provided by the prior written consent of CXI:

                  SECTION 7.2.1. GEI and the Sellers will cause the Subsidiaries to conduct its and their respective businesses and operations in the ordinary course of business consistent with past practices, and GEI will use its best efforts to and will cause the Subsidiaries to use their best efforts to (i) preserve its and their respective business organizations intact; (ii) keep available to GEI and the Subsidiaries the services of their officers, agents and distributors and, consistent with past practice, their employees; (iii) pursue all power generation and development projects in emerging foreign markets and other businesses referred to in the Letter of Intent exclusively through GEI;and
(iv) preserve its and their relationships with landlords and, in a manner consistent with past practices, with customers, suppliers, lenders and others having dealings with them.

                  SECTION 7.2.2. GEI will and will cause the Subsidiaries to maintain all of its and their respective properties in good repair, order and condition, reasonable wear and use and damage by unavoidable casualty excepted, and will, and will cause the Subsidiaries to, maintain insurance of such types and in such amounts upon all of their respective properties and with respect to the conduct of their businesses as are in effect on the date of this Agreement.

                  SECTION 7.2.3. Except for the rights arising under the warrants, options or rights to GEI Membership Units set forth on Schedule 3.3 hereof, GEI will not (i) authorize or issue any Membership Units or grant any option, warrant, or other right to acquire same; (ii) declare or pay any dividend or make any distribution on or with respect to its Membership Units or purchase or redeem any of its Membership Units; (iii) pay any bonus that exceeds $10,000 as to any one employee or $20,000 as to all employees in the aggregate or increase the rate of compensation of any of its employees other than in the ordinary course of business consistent with past practice or enter into any employment agreement or amend any existing employment agreement; (iv) sell or transfer any of its assets other than in the ordinary course of business or grant any liens thereon; (v) make or obligate itself to make capital expenditures aggregating more than $5,000 in any period of 30 days or, in any case, for use other than in its business as currently conducted; (vi) make any payment in respect of its liabilities other than scheduled payments of principal and/or interest, as set forth on Schedule 3.4, or otherwise than in the ordinary course of business and as authorized by this Agreement; (vii) incur any obligations or liabilities or enter into any transaction other than in the ordinary course of business consistent with past practice; (viii) amend its certificate of organization or operating agreement; (ix) waive any right of value; (x) enter into any material amendment to any Lease or enter into any new lease of real property; (xi) incur any indebtedness (other than to trade creditors); (xii) permit the aggregate senior and subordinated debt (including current portions) of GEI and its Subsidiaries as of the Initial Closing Date or the Subsequent Closing Date, as the case may be, (the "Debt") to exceed the aggregate amount of the Notes Payable reflected on the Schedule of Accounts payable referred to in Section 3.4 hereof; (xiii) make or adopt any change in its accounting practice or policies; (xiv) make any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course during the period from the date hereof; (xv) make any loan or advance other than advances to employees in the ordinary course of business that exceeds $1,000 in the aggregate as to all employees.

         SECTION 7.3. ACCESS TO PROPERTIES AND RECORDS. From and after the execution and delivery of this Agreement, GEI will afford and will cause the Subsidiaries to afford to representatives of CXI access, during normal business hours and upon reasonable notice, to their respective premises sufficient to enable CXI to inspect the Assets or the operation of their businesses, and GEI will furnish to such representatives during such period all such information relating to the foregoing investigation as CXI may reasonably request; provided, however, that any furnishing of such information to CXI and any investigation by CXI, whether prior to or subsequent to the date hereof, shall not affect the right of CXI to rely on the representations and warranties made by GEI and the Sellers in this Agreement.

         SECTION 7.4. NO OTHER DISCUSSIONS. From the date hereof until August 15, 1999 (the "TERMINATION DATE"), or, if CXI elects to extend the time in which to obtain Financing pursuant to Section 7.8 hereof, until September 15, 1999 (the "Extended Termination Date") GEI, the Sellers and their respective affiliates, employees, agents or representatives, either alone or together, except as hereinafter provided, (i) will not initiate or encourage the initiation by others of discussions or negotiations with third parties or respond to (other than to decline interest in) solicitations by third parties relating to any merger, sale or other disposition of any substantial part of the Membership Units or assets of GEI, (ii) will immediately notify CXI if any third party attempts to initiate any such solicitation, discussion or negotiation with any of their affiliates, employees, agents or representatives, and (iii) will not enter into any agreement with respect thereto with any third party. Provided, however, that GEI maysell down its interests in the Sao Jeronimo Hydroelectric Power Project to Ogden Energy, Inc. and may sell down its interest in any other existing power development project in emerging foreign markets in a similar manner. Proceeds realized from the sell down of any of GEI's existing power development projects in emerging foreign markets may not be used for distributions to GEI's Members except upon approval of GEI's Board of Managers.

         SECTION 7.5. RETENTION OF MEMBERSHIP UNITS. Except for (i) transfer to the immediate family member of a Seller or (ii) transfer to an intervivos trust for the benefit of an immediate family member of a Seller, as authorized by
Section 4.2(i)(a) and (b) of GEI's Operating Agreement, (the "Permitted Transfers"),the Sellers will not, prior to the Initial Closing Date or the Subsequent Closing Date, as the case may be, sell, assign, transfer, pledge, encumber, suffer any Lien with respect thereto or otherwise dispose of any of the Membership Units (or any interest therein) nor grant any options or similar rights with respect to any of the Membership Units. Provided, however, that, prior to the Initial Closing or the Subsequent Closing, as the case may be, the transferees of any Permitted Transfer shall be prohibited from making any further transfer of the subject Membership Units, except upon approval of the post-Initial Closing GEI Board of Managers.

         SECTION 7.6. BEST EFFORTS--CXI. CXI will use its best efforts to cause to be satisfied as soon as practicable and prior to the Initial Closing Date or the Subsequent Closing Date, as the case may be, all of the conditions set forth in Article VI (including obtaining the Financing) to the obligation of GEI and the Sellers to proceed with the Transactions. All out-of-pocket expenses incurred by the Sellers in connection with obtaining the Financing will be paid for and promptly reimbursed by CXI.

         SECTION 7.7. APPROVAL OF CXI BOARD OF DIRECTORS. CXI promptly will submit this Agreement and the Transactions to its Board of Directors in accordance with applicable provisions of the Delaware General Corporation Law, as amended. In the event that

CXI's Board of Directors fail to approve this Agreement, and the Transactions within a reasonable period of time, not to exceed thirty (30) days, following the execution and delivery of this Agreement, then at the option of CXI or GEI, this Agreement shall terminate whereupon no party hereto shall have any liability to any other party hereto.

         SECTION 7.8. INTERIM FUNDING OF GEI WORKING CAPITAL. For the period beginning on April 1, 1999, and continuing until the earlier of August 31, 1999, or until the Initial Closing, CXI shall provide funding to GEI for normal operating expenses at the rate of Thirty Thousand Dollars ($30,000) per month of such period. On the first day of each month during such period, Thirty Thousand Dollars ($30,000) of such funding will be made available to GEI by CXI.

                SECTION 7.9. ADDITIONAL INFORMATION. At any time prior to the Closing, CXI will provide GEI and the Sellers the opportunity to ask questions of, and receive answers from CXI, and its officers concerning CXI and to make available to GEI and the Sellers at its corporate headquarters during regular business hours such information reasonably requested by GEI or the Sellers which concerns CXI.

         SECTION 7.10. GEI AUDITS. At CXI's cost and expense, GEI will immediately upon the execution and delivery of this Agreement initiate all steps to prepare audited financial statements, if and when deemed necessary,for GEI's most recent three fiscal years and any ensuing fiscal periods reasonably necessary to complete the Financing. If audited statements are deemed necessary, all such audited statements shall be prepared and presented in accordance with Generally Accepted Accounting Principles ("GAAP") and shall be delivered to CXI as soon as possible and in sufficient time to complete the Financing and/or to file documents with the SEC. GEI agrees to engage the auditor selected by CXI.

         SECTION 7.11. APPROVAL OF GEI MEMBERS. GEI will promptly submit this Agreement and the Transactions to its Members or governing committee in accordance with applicable provisions of the Delaware Limited Liability Company Law, as amended and to the GEI Rights Holders. In the event GEI's Members or governing committee fail to approve this Agreement and the transactions within a reasonable period of time, not to exceed thirty (30) days following the execution and delivery of this Agreement, then at the option of CXI or GEI, this Agreement will terminate whereupon no party hereto shall have any liability to any other party.

         SECTION 7.12. USE OF PROCEEDS FROM EXERCISE OF WARRANTS, OPTIONS OR RIGHTS. Any funds received by GEI from the GEI Rights Holders in the exercise of their respective warrants, options or similar rights shall be used only for repayment of notes payable which are set forth on Schedule 3.3 hereof.

         SECTION 7.13. TERMINATION. If between the execution date of this Agreement and August 31, 1999, in CXI's sole discretion, it becomes apparent that, despite CXI's best efforts, the Financing becomes impossible or impracticable, CXI may terminate this

Agreement. In that event, notwithstanding Section 7.8, CXI may discontinue further interim funding of GEI, whereupon neither party shall have any further liability to the other. Provided, however, that such termination shall not modify any pre-existing confidentiality agreements between or among the parties.




                                  ARTICLE VIII

                             POST-CLOSING COVENANTS

         SECTION 8.1. EXECUTION OF FURTHER DOCUMENTS. From and after the Initial Closing or the Subsequent Closing, as the case may be, upon the reasonable request of CXI, GEI and the Sellers shall execute, acknowledge and deliver all such further acts, deeds, bills of sale, assignments, transfers, conveyances, powers of attorney and assurances as may be requested to convey and transfer to and vest in CXI and protect its right, title and interest in all of the Membership Units and the Assets, and as may be required or otherwise appropriate to carry out the Transactions.

         SECTION 8.2. MANAGEMENT OF CXI, GEI AND AFFILIATED ENTITIES. Following the Initial Closing, CXI will (i) adopt a resolution to expand the number of directors on its Board of Directors to nine (9) in total and Mr. McFarlane and Mr. Traylor will be elected to CXI's Board of Directors, (ii) form a nominating committee to make recommendations for the united companies' boards of directors,
(iii) elect Mr. McFarlane as Chairman of the Board of CXI, (iv) elect Mr. Traylor as Vice-Chairman of CXI, (v) elect Paul E. Hannesson ("MR. HANNESSON") as Vice-Chairman of CXI.

         SECTION 8.3. GEI'S USE OF PROCEEDS FROM FINANCING; REPAYMENT OF NOTES PAYABLE. Upon Closing and CXI's investment of, INTER ALIA, $2.5 million (the "Cash Investment") into GEI, GEI shall use the Cash Investment only for ordinary and necessary business purposes of GEI as referred to in Section 8.4 hereof. GEI shall not be permitted to use the Cash Investment to repay any of the notes payable described on the statement of notes payable referred in Section 3.4 (a) hereof. GEI may, upon authorization and approval of GEI's Board of Managers, repay the Notes payable referred to in the Financial Statements described in
Section 3.4(a) hereof, from GEI's operating income in accordance with reasonable and prudent business judgment.

         SECTION 8.4. GEI BUSINESS PLAN. Following the Initial Closing, GEI will limit its business to development of power generation projects in emerging foreign markets. GEI's business plans relating to, INTER ALIA, (i) the acquisition and/or management of domestic nuclear power plants, (ii) the purchase of fuel stock for conversion to commercial sale and use ; (iii) government funding for gas-turbine high temperature gas-cooled reactor ("GT-MHR") and (iv) the business expressed by the hypothetical company "NUGENCO", shall be pursued and commercialized through CXI's anticipated subsidiary, Commodore Global Energy, LLC. or another CXI subsidiary. GEI will take all steps reasonably necessary to transfer any rights that it has to pursue and commercialize the aforementioned businesses to CXI or its subsidiaries.


                                   ARTICLE IX

                                 INDEMNIFICATION

        SECTION 9.1. AGREEMENT BY THE SELLERS TO INDEMNIFY. The Sellers, in proportion to their ownership of GEI severally shall, subject to the terms and conditions of this Article IX, indemnify and hold CXI harmless in respect of the aggregate of all Indemnifiable Damages CXI.

         SECTION 9.1.1. "INDEMNIFIABLE DAMAGES" of CXI means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including reasonable related counsel and paralegal fees and expenses) incurred or suffered by GEI or CXI net of any economic benefit to the extent (i) resulting from any breach of a representation or warranty (whether or not so captioned) of the Sellers in or pursuant to Article III or elsewhere herein; (ii) resulting from any breach of the covenants or agreements (whether or not so captioned) of GEI or the Sellers in this Agreement; or (iii) resulting from any inaccuracy in any certificate delivered pursuant to Section 5.2.

         SECTION 9.1.2. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, CXI shall have the right to be put in the same after-tax financial position as they would have been in had each of the representations and warranties of GEI and the Sellers been true and complete and had each of the covenants of GEI and the Sellers been performed in full.

         SECTION 9.1.3. Each of the representations and warranties made by GEI or the Sellers in this Agreement or pursuant hereto shall survive for a period of 36 months after the Initial Closing Date or the Subsequent Closing Date, as the case may be, notwithstanding any investigation at any time made by or on behalf of CXI, and upon the expiration of such 36 month period such representations and warranties shall expire except as follows: (i) the representations and warranties of GEI and the Sellers contained in Sections 3.6 and 3.21 shall expire at the time the period of limitations (including any extensions thereof pursuant to the delivery of waivers of the applicable period of limitations) expires for the assessment by the taxing authority of additional taxes with respect to which the representations and warranties relate; (ii) the representations and warranties of GEI and the Sellers contained in Sections 3.18, 3.19 and 3.28 shall expire at the time the latest period of limitations expires for the enforcement by an applicable governmental authority of any remedy with respect to which the particular representation or warranty relates; and (iii) the representations and warranties of GEI and the Sellers contained in Sections 3.1, 3.2, 3.3 and 3.8.1 shall not expire, but shall continue indefinitely. No claim for the recovery of Indemnifiable

Damages may be asserted by GEI or CXI against the Sellers or their successors in interest after such representations and warranties shall thus expire; provided, however, that claims for Indemnifiable Damages first asserted in writing within the applicable period shall not thereafter be barred.

         SECTION 9.1.4. Notwithstanding the foregoing, CXI shall not be entitled to recover Indemnifiable Damages arising out of breaches of representations or warranties, other than Indemnifiable Damages resulting from a breach of the representations and warranties in Sections 3.1, 3.2, and 3.3 ("DEDUCTIBLE EXEMPT DAMAGES"), unless the aggregate of Indemnifiable Damages other than Deductible Exempt Damages ("DEDUCTIBLE SUBJECT DAMAGES") exceeds $25,000 but GEI and CXI shall be entitled to recover all Deductible Subject Damages if and at such time as the aggregate Deductible Subject Damages exceed $25,000. The rights of GEI and CXI to recover Deductible Exempt Damages shall not be affected by the preceding sentence.

         SECTION 9.1.5. The Sellers shall have the responsibility for, and the right to control at the Sellers' expense, the audit (and disposition thereof ) of any tax return relating to periods ended on or prior to the Initial Closing Date and to participate in and approve the disposition of the audit of any tax return relating to the periods ended after the Initial Closing Date if such audit or disposition thereof could give rise to a claim for indemnification hereunder. CXI shall have the right, directly or through its designated representatives, to review in advance and comment upon all submissions made in the course of audits or appeals thereof to any taxing authority relating to periods ending on or prior to the Initial Closing Date and to approve the disposition of any audit adjustment with respect to such periods if such disposition will result in an increase in the federal tax liability of CXI, GEI or any Subsidiary for any period beginning after the Initial Closing Date.

        SECTION 9.2. AGREEMENT BY CXI TO INDEMNIFY. CXI shall indemnify and hold harmless the Sellers in respect of all Losses of the Sellers. For this purpose, "LOSSES" of the Sellers means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including reasonable related counsel and paralegal fees and expenses) incurred or suffered by the Sellers, (i) resulting from any breach of a representation or warranty (whether or not so captioned) of CXI contained in Article IV or elsewhere herein; (ii) resulting from any default in the performance of any of the covenants or agreements (whether or not so captioned) of CXI in this Agreement; or (iii) resulting from any inaccuracy in any certificate delivered pursuant to
Section 6.1

         SECTION 9.2.1. "INDEMNIFIABLE DAMAGES" of Sellers means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including reasonable related counsel and paralegal fees and expenses) incurred or suffered by Sellers net of any economic benefit to the extent (i) resulting from any breach of a representation or warranty (whether or not so captioned) of CXI or CXI in or pursuant to Article III or elsewhere herein; (ii) resulting from any breach of the covenants or agreements (whether or not so captioned) of CXI in this Agreement; or (iii) resulting from any inaccuracy in any certificate delivered pursuant to
Section 6.1.

         SECTION 9.2.2. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Sellers shall have the right to be put in the same after-tax financial position as they would have been in had each of the representations and warranties of CXI been true and complete and had each of the covenants of CXI been performed in full.

         SECTION 9.2.3. Each of the representations and warranties made by CXI in this Agreement or pursuant hereto shall survive for a period of 36 months after the Initial Closing Date or the Subsequent Closing Date, as the case may be, notwithstanding any investigation at any time made by or on behalf of Sellers, and upon the expiration of such 36 month period such representations and warranties shall expire except as follows: (i) the representations and warranties of CXI contained in Sections 4.6 and 4.21 shall expire at the time the period of limitations (including any extensions thereof pursuant to the delivery of waivers of the applicable period of limitations) expires for the assessment by the taxing authority of additional taxes with respect to which the representations and warranties relate; (ii) the representations and warranties of CXI contained in Sections 4.18, 4.19 and 4.28 shall expire at the time the latest period of limitations expires for the enforcement by an applicable governmental authority of any remedy with respect to which the particular representation or warranty relates; and (iii) the representations and warranties of CXI contained in Sections 4.1, 4.2, 4.3 and 3.8.1 shall not expire, but shall continue indefinitely. No claim for the recovery of Indemnifiable Damages may be asserted by Sellers against CXI or their successors in interest after such representations and warranties shall thus expire; provided, however, that claims for Indemnifiable Damages first asserted in writing within the applicable period shall not thereafter be barred.

                                    ARTICLE X

                                   TERMINATION

         SECTION 10.1.  TERMINATION.

                  SECTION 10.1.1. Anything to the contrary herein notwithstanding, this Agreement may be terminated and the Transactions may be abandoned:

                  (a) by the mutual written consent of GEI, the Sellers and CXI at any time prior to the Initial Closing Date;

                  (b) by CXI or GEI at any time prior to the Initial Closing Date if there shall be a pending or threatened action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the Transactions or any other transaction contemplated hereby, or which might affect the right of GEI to conduct its business following the Initial Closing, or if the Transactions will violate any rule of the American Stock Exchange, and which, in the reasonable judgment of CXI or GEI, makes it inadvisable to proceed with the Transactions; or

                  (c) by CXI in the event of the material breach by GEI or the Sellers of any provision of this Agreement, or by GEI in the event of the material breach by CXI of any provision of this Agreement, which breach in either case is not remedied by the breaching party within 30 days after receipt of notice thereof from the terminating party.

        If this Agreement is terminated pursuant to clause (a) or (b) of this
Section 10.1.1, no party shall have any liability for any costs, expenses, loss of anticipated profit or any further obligation for breach of warranty or otherwise to any other party to this Agreement. Any termination of this Agreement pursuant to clause (c) of this paragraph 10.1.1 shall be without prejudice to any other rights or remedies of the respective parties.

                  SECTION 10.1.2. The risk of any loss to the Assets and all liability with respect to injury and damage occurring in connection therewith shall be the sole responsibility of GEI and the Sellers until the completion of the Initial Closing. If any material part of the Assets shall be damaged by fire or other casualty prior to the completion of the Initial Closing hereunder, GEI and the Sellers shall so notify CXI and CXI shall have the right and option:

                  (a) to terminate this Agreement, without liability to any party thereto; or

                  (b) to proceed with the Initial Closing hereunder, in which event such casualty shall not constitute a breach by GEI or the Sellers of any representation, warranty or covenant in this Agreement, and CXI and GEI shall be entitled to receive and retain the insurance proceeds arising from such casualty.

                  SECTION 10.1.3. This Agreement may be terminated by CXI or by GEI and the Sellers upon written notice to all other parties hereto, without liability for any costs, expenses, loss of anticipated profit or any further obligation for breach of warranty or otherwise to any party to this Agreement, if the Initial Closing does not occur as a result of the inability of CXI to obtain the Financing.

                                   ARTICLE XI

                                   MISCELLANY

         SECTION 11.1. AMENDMENT AND MODIFICATION. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

         SECTION 11.2. INVESTMENT REPRESENTATIONS. Each party hereto expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself or himself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its or his own judgment in executing this Agreement;
(c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its or his own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's-length negotiations conducted by and among the parties and their counsel.

         SECTION 11.3. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 11.4. ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules, contains the entire agreement of the parties hereto with respect to the Transactions, and supersedes all prior understandings and agreements (oral or written) of the parties with respect to the subject matter hereof. The parties expressly represent and warrant that in entering into this Agreement they are not relying on any prior representations made by any other party concerning the terms, conditions or effects of this Agreement which terms, conditions or effects are not expressly set forth herein. Any reference herein to this Agreement shall be deemed to include the schedules and exhibits.

         SECTION 11.5. INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be to an article, section, paragraph, clause, schedule or exhibit of this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. References to pronouns shall be deemed to include the masculine, feminine and neuter versions thereof. Time shall be of the essence in this Agreement.

         SECTION 11.6. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 11.7. NOTICES. Any notice, consent, approval, request, acknowledgment, other communications or information to be given or made hereunder to any of the parties by any other party shall be in writing and delivered personally or sent by express delivery service or certified mail, postage prepaid, as follows:

If to GEI or the Sellers, addressed to:

Global Energy Investors LLC 2121 K Street, N.W.
Suite 830
Washington, D.C.  20037
Attn:  Robert C. McFarlane and Robert Traylor

         with a copy to:



If to CXI, addressed to:

Commodore Applied Technologies, Inc.
150 East 58th Street
34th Floor
New York, NY  10155
Attention:  Paul E. Hannesson

with a copy to:
Gregg M. Rosen
Sable, Pusateri, Rosen, Gordon & Adams, LLC
Seventh Floor, Frick Building
Pittsburgh, Pennsylvania  15219-6003


Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given on the date it is so delivered, and any notice delivered by express delivery service or certified mail shall be deemed to have been given on the date it is received.

         SECTION 11.8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

         SECTION 11.9. CONFIDENTIALITY; PUBLICITY. Without the prior written consent of CXI, which consent will not be unreasonably withheld, GEI and the Sellers will not, prior to the Initial Closing Date, disclose the existence of or any term or condition of this Agreement to any person or entity, except that such disclosure may be made to any lender to or other person in a business relationship with GEI to whom such disclosure is necessary in order to satisfy any of the conditions to the consummation of the Transactions that are set forth in this Agreement. No press release or other public announcement related to this Agreement or the Transactions will be issued by GEI or any of its affiliates without the prior approval of CXI. No press release or other public announcement related to this Agreement or the Transactions will be issued by CXI without the prior approval of GEI and the Sellers, except that CXI may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange (in which case CXI will consult with GEI and the Sellers prior to making such disclosure).

         SECTION 11.10. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the greatest extent possible.

         SECTION 11.11. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior consent of the other parties.

         SECTION 11.12. NO THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of, be binding upon and be enforceable by and against, the parties hereto and their respective successors, heirs, personal representatives and permitted assigns, and nothing herein expressed or implied shall be construed to give any other person any legal or equitable rights hereunder.



                       [SIGNATURE LINES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first above written.

                                     COMMODORE  APPLIED TECHNOLOGIES,
                                     INC.



                                     By:     /s/ Paul E. Hannesson
                                             ----------------------------
                                             PAUL E. HANNESSON,
                                             CHAIRMAN AND CHIEF EXECUTIVE
                                             OFFICER

                                    GLOBAL ENERGY INVESTORS, LLC



                                    By:      /s/ Robert C. McFarlane
                                             ----------------------------
                                             ROBERT C. MCFARLANE,
                                             MANAGING MEMBER


                                             /s/ Robert C. McFarlane
                                             ----------------------------
                                             ROBERT C. MCFARLANE,
                                             INDIVIDUALLY


                                             /s/ Robert C. Traylor
                                             ----------------------------
                                             ROBERT C. TRAYLOR,
                                             INDIVIDUALLY


                                             /s/ Samuel A. Stern
                                             ----------------------------

                                             SAMUEL A. STERN,
                                             INDIVIDUALLY

                                             /s/ David C. O'Keefe
                                             ----------------------------

                                             DAVID C. O'KEEFE,
                                             INDIVIDUALLY


                                    THE THORNTON GROUP, LLC



                                    By:      /s/ W. Keoylier
                                             ----------------------------

                                    HILLS ENTERPRISES, LLC



                                    By:      /s/ Samuel A. Stern
                                             ----------------------------



                                    MAYER & HELLER

                                    By:
                                             ----------------------------




                                             /s/ J. Roderick Heller, III
                                             ----------------------------
                                             J. RODERICK HELLER, III



                                             /s/ William E. Mayer
                                             ----------------------------
                                             WILLIAM E. MAYER





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